UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__ )

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Northrop Grumman Corporation

(Name of Registrant as Specified In Its Charter)

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Reg. (S) 240.14a-101
SEC 1913 (3-99)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

NOTICE

The Annual Meeting of Stockholders of Northrop Grumman Corporation (the “Company”) will be held on Wednesday, May 15, 2002 at 10:00 a.m. at the Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401.

Stockholders at the close of business on March 21, 2002 are entitled to vote at the Annual Meeting. The following items are on the agenda:

(1)	Election of three Class II directors, each for a three year term expiring in 2005;

(2)	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year ending December 31, 2002;

(3)	Proposal to approve the 2002 Incentive Compensation Plan of Northrop Grumman Corporation;

(4)	Proposal to amend Northrop Grumman’s Certificate of Incorporation to increase the number of authorized shares of Common Stock;

(5)	Stockholder proposal regarding military activities in space;

(6)	Stockholder proposal regarding super majority vote.

(7)	Other business as may properly come before the Annual Meeting or any adjournments thereof.

By	order of the Board of Directors,

Joh	n H. Mullan
Corporate Vice President and Secretary

1840 Century Park East
Los Angeles, California 90067

April 4, 2002

IMPORTANT

To assure your representation at the Annual Meeting, please sign, date and return the enclosed proxy card for which a return envelope is provided. No postage is required if mailed in the United States.

You may also vote by telephone or over the Internet. For instructions on electronic voting please see page 2 of this Proxy Statement or the proxy card.

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is issued in connection with solicitation of the enclosed proxy by the Board of Directors of Northrop Grumman Corporation (the “Company” or “Northrop Grumman”) for use at the Company’s 2002 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s principal office is located at 1840 Century Park East, Los Angeles, California, 90067. This proxy material will be sent to stockholders beginning approximately April 5, 2002.

OUTSTANDING SECURITIES

On March 21, 2002 there were 112,348,583 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), outstanding. Holders of record at the close of business on that date are entitled to vote at the Annual Meeting. Each share is entitled to one vote.

VOTING AT THE MEETING OR BY PROXY

Shares represented by a properly executed proxy in the accompanying form will be voted at the meeting in accordance with the stockholder’s instructions. If no instructions are given, the shares will be voted according to the Board of Directors’ recommendations. Therefore, if no instructions are given, the persons named on the card will vote FOR Proposal One to elect the three director nominees listed under “Election of Directors”, FOR Proposal Two to ratify the appointment of Deloitte & Touche LLP as auditors of the Company for the year ending December 31, 2002, FOR Proposal Three to approve the 2002 Incentive Compensation Plan of Northrop Grumman Corporation, FOR Proposal Four to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock, AGAINST Proposal Five, the stockholder proposal regarding military activities in space and AGAINST Proposal 6, the stockholder proposal regarding super majority vote. For those shares held in the Company’s employee stock ownership plans, if no instructions are provided, the applicable trustee will vote the respective plan shares according to the provisions of the applicable plan documents and/or trust agreements.

A stockholder who executes a proxy/voting instruction may revoke it at any time before its exercise by delivering a written notice of revocation to the Corporate Secretary or by signing and delivering another proxy that is dated later. A stockholder attending the meeting in person may revoke the proxy/voting instruction by giving notice of revocation to an inspector of election at the meeting or voting at the meeting. If any other matters are properly brought before the meeting, the enclosed proxy/voting instruction card gives discretionary authority to the persons named on the card to vote the shares in their best judgment.

With respect to the election of directors, stockholders may vote in favor of all nominees, or withhold their votes as to all nominees or specific nominees. There is no box to “abstain”, but checking the box on the enclosed proxy/voting instruction card that withholds authority to vote for a nominee is the equivalent of abstaining. The three nominees receiving the greatest number of votes cast for the election of directors by shares entitled to vote and present in person or by proxy at the Annual Meeting will be elected directors. With respect to any proposal other than the election of directors, stockholders may vote in favor of the proposal, or against the proposal, or abstain from voting.

Brokers who hold shares of Common Stock for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients’ proxies in their own discretion as to the election of directors if the clients have not furnished voting instructions within ten days of the meeting. Certain proposals other than the election of directors are “non-discretionary” and brokers who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as

“broker non-votes”. Broker non-votes will have no effect on the election of directors (Proposal One) or the ratification of the selection of Deloitte & Touche as Northrop Grumman’s independent accountants (Proposal Two). Broker non-votes will have no effect on the proposals concerning approval of the 2002 Incentive Compensation Plan (Proposal Three), provided that holders of over 50% of the outstanding shares of common stock cast votes on this proposal. A broker non-vote or an abstention will have the same effect as a vote against the proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal Four). Broker non-votes will have no effect on the two stockholder proposals (Proposals Five and Six).

The presence in person or by proxy of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast shall constitute a quorum at the annual meeting. Both abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

VOTING BY TELEPHONE OR THE INTERNET

Registered stockholders and participants in the Company’s employee stock ownership plans may vote their shares over the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder. The voting procedures available to registered shareholders for the Annual Meeting are designed to authenticate each stockholder by use of a Control Number, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

Registered stockholders and plan participants may go to http://www.eproxyvote.com/noc to vote on the Internet. They will be required to provide the Control Numbers contained on their proxy cards. After providing the correct Control Number, the voter will be asked to complete an electronic proxy card. The votes will be generated on the computer screen, and the voter will be prompted to submit or revise them as desired. Any registered stockholder or plan participant using a touch-tone telephone may also vote by calling 1-877-779-8683 (toll-free) and following the recorded instructions.

Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers or other agents, rather than the Company’s proxy/voting instruction card. Beneficial owners may also be able to vote by telephone or the Internet. They should follow the instructions on the form they receive from their bank, broker, or other agent.

The method of voting used will not limit a stockholder’s right to attend the Annual Meeting.

VOTING SECURITIES

On December 31, 2001, there were 108,552,545 shares of the Company’s Common Stock outstanding. The following entities beneficially owned, to the Company’s knowledge, more than five percent of the outstanding Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Unitrin, Inc.(a)	9,282,421 shares	8.55%
One East Wacker Drive, Chicago, IL 60601
U.S. Trust Company, N.A.(b)(c)	8,128,931 shares	7.49%
515 So. Flower St., #2800, Los Angeles, CA 90071
State Street Bank and Trust Company(d)	6,296,094 shares	5.80%
225 Franklin St., Boston, MA 02110
Prudential Financial, Inc.(e)	5,689,268 shares	5.24%
751 Broad St., Newark, N.J. 07102

(a)
This information was provided by Unitrin, Inc. in a Schedule 13D/A filed with the SEC on February 14, 2002. According to Unitrin, as of December 31, 2001, Unitrin had sole voting and dispositive power over 1,617,140 shares and shared voting and dispositive power over 7,665,281 shares.

(b)
This information was provided by U.S. Trust Company, N.A. in a Schedule 13G/A filed with the SEC on January 30, 2002. U.S. Trust Company is an Investment Manager (the “Investment Manager”) for the Northrop Grumman Pension Plan and the pension plans for certain divisions of Northrop Grumman (the “Pension Plans”); Northrop Grumman has established a Master Trust with State Street Bank and Trust Company as Trustee (“Trustee”). Under the Master Trust, the Investment Manager has responsibility for the management and control of the Northrop Grumman shares held in the Master Trust as assets of the Pension Plans. The Investment Manager has shared dispositive and voting power over 8,128,931 shares held in the Master Trust between Northrop Grumman Corporation and the Trustee.

(c)
These shares are held for the account of (but not beneficially owned by) the Trustee. The Investment Manager has voting power over these shares, except in the event of a contested election of directors or in connection with a tender offer. In such cases, the shares are voted in accordance with instructions received from eligible participants in the Pension Plans and undirected shares are voted in the same proportion as shares for which instructions are received.

(d)
This information was provided by State Street Bank and Trust Company (“State Street”) in a Schedule 13G filed with the SEC on February 6, 2002. According to State Street, as of December 31, 2001, State Street had sole voting power over 1,948,208 shares, shared voting power over 4,157,591 shares, sole dispositive power over 6,291,218 and shared dispositive power over 4,876 shares. This total includes 4,032,315 shares held for the account of employee participants in the Employee Stock Ownership Plan portion of the Northrop Grumman Savings and Investment Plan for which State Street acts as a trustee.

(e)
This information was provided by Prudential Financial, Inc. (“Prudential”) in a Schedule 13G filed with the SEC on February 14, 2002. According to Prudential, as of December 31, 2001, Prudential had sole voting and dispositive power over 588,857 shares, shared voting power over 4,893,571 shares and shared dispositive power over 5,100,411 shares.

Stock Ownership of Officers and Directors

The following table shows beneficial ownership (as defined by applicable rules for proxy statement reporting purposes) of the Company’s Common Stock as of March 21, 2002 (the Annual Meeting record date) by each director and nominee, by the Chief Executive Officer and the other four most highly compensated executive officers (collectively, the “Named Executive Officers”) and all directors and executive officers as a group. Together these individuals own less than 1% of the outstanding Common Stock. Unless otherwise indicated, each individual has sole investment power and sole voting power with respect to the shares owned by such person. No family relationship exists between any of the directors or executive officers of the Company.

	Number of Shares Beneficially Owned		Options Exercisable Within 60 Days	Share Equivalents(1)
Directors
John T. Chain, Jr.	2,083		8,500	0
Lewis W. Coleman	2,608		1,500	0
Vic Fazio	792		3,000	0
Phillip Frost	11,764		8,000	1,204
Charles R. Larson	168		1,500	81
Jay H. Nussbaum	52		0	0
Aulana L. Peters	3,840		8,500	2,762
John Brooks Slaughter	1,083		8,500	0
Named Executive Officers
Kent Kresa (2)	467,118	(5)	99,999	5,323
Ronald D. Sugar (3)	1,000	(6)	0	0
Richard B. Waugh, Jr.	53,723	(7)	37,721	3,453
Herbert W. Anderson	6,789		43,874	1,468
Ralph D. Crosby, Jr. (4)	7,500		0	0
Directors and Executive Officers as a Group (25 persons)	632,437		310,307	19,919

(1)
Share equivalents for directors represent non-voting deferred stock units acquired under the 1993 Stock Plan for Non-Employee Directors which are paid out in shares of Common Stock at the conclusion of a director-specified deferral period. The Named Executive Officers hold share equivalents with pass-through voting rights in the Northrop Grumman Savings and Investment Plan.

(2)	Mr. Kresa also serves as Chairman of the Board.

(3)	Dr. Sugar is also a director of the Company.

(4)	Mr. Crosby terminated employment with the Company on January 11, 2002.

(5)	These shares are held in the Kresa Family Trust of which Mr. Kresa is trustee.

(6)	These shares are held in the R. D. Sugar Revocable Trust of which Dr. Sugar is trustee.

(7)	These shares are held in the Waugh Family Trust of which Mr. Waugh and his wife are trustees.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides for a classified Board of Directors. Three directors in Class II will be elected at the 2002 Annual Meeting to hold office for three years until the 2005 Annual Meeting of Stockholders or until their successors have been elected and qualified. Unless instructed otherwise, the persons named in the accompanying proxy will vote the shares represented by such proxy for the election of the three Class II Director Nominees listed in the table below. Each of the three Class II Director Nominees has consented to serve, and the Board does not know of any reason why any of them would be unable to serve. If a nominee becomes unavailable or unable to serve before the Annual Meeting (for example, due to serious illness), the Board can either reduce its size or designate a substitute nominee. If any nominee becomes unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

The following information, furnished with respect to each of the three nominees for election as a Class II director, and each of the three Class I and four Class III directors whose terms continue after the Annual Meeting, is obtained from the Company’s records or from information furnished directly by the individual to the Company. All the nominees are presently serving on the Board of Directors.

NOMINEES FOR DIRECTOR ____ CLASS II

PHILLIP FROST, 65.	Chairman of the Board and Chief Executive Officer, IVAX Corporation, a pharmaceutical company.

Director since 1996

Dr. Phillip Frost has served as Chairman of the Board of Directors and Chief Executive Officer of IVAX Corporation, positions he has held since 1987. He was Chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1972 to 1990. Dr. Frost was Chairman of the Board of Directors of Key Pharmaceuticals, Inc. from 1972 to 1986. He is Chairman of Whitman Education Group, and Chairman of the Board of Directors of Continucare Corporation. He is also a Trustee of the Board of the University of Miami and a member of the Board of Governors of the American Stock Exchange.

JAY H. NUSSBAUM, 58.	Executive Vice President, KPMG Consulting, Inc., a consulting company.

Director since 2001

Jay H. Nussbaum became an Executive Vice President of KPMG Consulting, Inc. in January 2002. From October 1998 to December 2001, he was Executive Vice President for Oracle Service Industries and was a member of Oracle Corporation’s Executive Committee. He began his career at Oracle in 1991 as the Senior Vice President and General Manager of what was then Oracle Federal. Mr. Nussbaum also spent 24 years at Xerox Corporation where his last position was President, Integrated Systems Operations. Mr. Nussbaum has served on a member of advisory boards and committees for the University of Maryland and has served in various advisory capacities at George Mason University and James Madison University. He is also on the board of directors of Sideware, Inc. and MicroStrategy, Inc.

JOHN BROOKS SLAUGHTER, 68.	President and Chief Executive Officer, National Action Council for Minorities in Engineering, Inc.

Director since 1993

Dr. John Brooks Slaughter has been President and Chief Executive Officer of the National Action Council for Minorities in Engineering since June 2000. From August 1999 to May 2000, he held the position of Melbo Professor of Leadership in Education at the University of Southern California, a position he assumed in August 1999. From 1988 to July 1999, Dr. Slaughter was President of Occidental College in Los Angeles and from 1982 to 1988 he was Chancellor of the University of Maryland College Park. Prior positions have included Director of the National Science Foundation, Academic Vice President and Provost of Washington State University and Assistant Director for Astronomics, Atmospherics, Earth and Ocean Sciences at the National Science Foundation. Dr. Slaughter is a member of the National Academy of Engineering, a fellow of the American Academy of Arts and Sciences and is a director of Solutia, Inc. and International Business Machines Corporation.

Vote Required

The vote of a plurality of the shares of Common Stock voting at the Annual Meeting is required for the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE THREE NOMINEES FOR DIRECTOR LISTED ABOVE.

CONTINUING DIRECTORS ____ CLASS I

KENT KRESA, 64.	Chairman and Chief Executive Officer.

Director since 1987

Kent Kresa was elected Chief Executive Officer of Northrop Grumman in January 1990 and Chairman of the Board in September 1990. Mr. Kresa joined Northrop Grumman in 1975 as vice president and manager of the Company’s Research and Technology Center and from 1976-1982 he served as corporate vice president and general manager of the Ventura Division. In 1982 he was appointed group vice president of the Company’s Aircraft Group and in 1986 was named senior vice president-Technology Development and Planning. Mr. Kresa was elected President of the Company in 1987, and served in that position until September 19, 2001. Before joining the Company, Mr. Kresa was associated with the Defense Advanced Research Projects Agency and the Lincoln Laboratory at the Massachusetts Institute of Technology (M.I.T.). Mr. Kresa is a member of the National Academy of Engineering and is past Chairman of the Board of Governors of the Aerospace Industries Association and Chairman of the Defense Policy Advisory Committee on Trade. He has been elected president of the American Institute of Aeronautics and Astronautics for a one year term, which commenced in 2002, and is a member of the M.I.T. Lincoln Laboratory Advisory Board. He serves on the Board of Directors of the W. M. Keck Foundation and on the Board of Trustees of the California Institute of Technology, and serves as a director of Avery Dennison Corporation, the Los Angeles World Affairs Council, the John Tracy Clinic and Eclipse Aviation Corporation. He is also a Member of the Corporation, Draper Laboratories, Inc. and serves on the Board of Governors of the Performing Arts Center of Los Angeles.

LEWIS W. COLEMAN, 60.	President, Gordon and Betty Moore Foundation.

Director since 2001

Lewis W. Coleman became President of the Gordon and Betty Moore Foundation in January 2001. In December 2000, he resigned as Chairman of Banc of America Securities, LLC, a subsidiary of Bank of America Corporation after having served in that position since joining Banc of America Securities, LLC in December 1995. Prior to that, he spent ten years at BankAmerica Corporation where he held various positions including Chief Financial Officer, head of World Banking Group and head of Capital Markets. Previous to that he spent thirteen years with Wells Fargo & Co. in a variety of wholesale and retail banking positions. He is also on the Board of Directors of Chiron Corporation.

AULANA L. PETERS, 60.	Retired Partner, Gibson, Dunn & Crutcher.

Director since 1992

Aulana L. Peters is a retired partner of the law firm of Gibson, Dunn & Crutcher. Ms. Peters joined the firm in 1973 and was named a partner in 1980. From 1984 to 1988 she served as a Commissioner of the Securities and Exchange Commission. After serving as a Commissioner she returned to Gibson, Dunn & Crutcher until her retirement on December 31, 2000. Ms. Peters served as a member of the Financial Accounting Standards Board Steering Committee for its Financial Reporting Project and as a member of the Public Oversight Board’s Panel on Audit Effectiveness. Since January 1, 2001, she has been a member of the Public Oversight Board of the AICPA. Ms. Peters is a director of Minnesota Mining and Manufacturing Company and Merrill Lynch & Co., Inc. She is also a member of the Board of Directors of Community Television for Southern California (KCET).

CONTINUING DIRECTORS ____ CLASS III

JOHN T. CHAIN, JR., 67.	General, United States Air Force (Ret.) and Chairman of the Board, Thomas Group, a management consulting company.

Director since 1991

During his military career, General John T. Chain held a number of Air Force commands. In 1978, he became military assistant to the Secretary of the Air Force. In 1984, he became the Director of Politico-Military

Affairs, Department of State. General Chain has been Chief of Staff of Supreme Headquarters Allied Powers Europe, and Commander in Chief, Strategic Air Command, the position from which he retired in February 1991. In March 1991, he became Executive Vice President for Burlington Northern Railroad, serving in that capacity until February 1996. In December 1996, he assumed the position of President of Quarterdeck Equity Partners, Inc. and in May 1998, he became Chairman of the Board of Thomas Group, Inc. He is also a director of R.J. Reynolds, Inc., ConAgra Foods, Inc. and Kemper Insurance Company.

VIC FAZIO, 59.	Senior Partner, Clark & Weinstock, a consulting firm.

Director since 2000

Vic Fazio became a senior partner at Clark & Weinstock, a strategic communications consulting firm in 1999, after serving as a Member of Congress for 20 years representing California’s third congressional district. During that time he served as a member of the Armed Services, Budget and Ethics Committees and was a member of the House Appropriations Committee where he served as Subcommittee Chair or ranking member for 18 years. Mr. Fazio was a member of the elected Democratic Leadership in the House from 1991-1998 including four years as Chair of the Democratic Caucus, the third ranking position in the party. From 1975 to 1978 Mr. Fazio served in the California Assembly and was a member of the staff of the California Assembly Speaker from 1971 to 1975. He is a member of numerous boards including The Electricity Innovation Institute, The California Institute, Coro National Board of Governors, the U.S. Capitol Historical Society and the Board of Visitors, The University of California at Davis.

CHARLES R. LARSON, 65.	Admiral, United States Navy (Ret.).

Director since 2000

Admiral Charles R. Larson is recognized as the first Naval officer to be selected as a White House Fellow and also served as Naval aide to the President. He served as superintendent of the U.S. Naval Academy from 1983 to 1986 and in 1991 he became senior military commander in the Pacific. He returned to U.S. Naval Academy in 1994, where he served as superintendent until 1998. Currently, Admiral Larson is Chairman of the Board of the U.S. Naval Academy Foundation, Vice Chairman of the Board of Regents of the University System of Maryland, a member of the Council on Foreign Relations and a senior fellow of The CNA Corporation. He also serves on the board of directors of Constellation Energy Group, Inc., Edge Technologies, Inc., the Atlantic Council, the National Academy of Sciences’ Committee on International Security and Arms Control and Unocal Corporation.

RONALD D. SUGAR, 53.	President and Chief Operating Officer.

Director since 2001

Dr. Ronald D. Sugar was elected President and Chief Operating Officer of Northrop Grumman on September 19, 2001. He was previously elected President and Chief Executive Officer of Litton Industries, Inc. when it became a subsidiary of Northrop Grumman on April 3, 2001, and was also elected Corporate Vice President and a member of the Board of Directors of Northrop Grumman at that time. He joined Litton Industries as President and Chief Operating Officer in June 2000 and was elected to the Board of Directors of Litton Industries in September 2000. Dr. Sugar served as President and Chief Operating Officer of TRW Aerospace & Information Systems and as a Member of the Chief Executive Office of TRW, Inc. from October 1998 to June 2000. He joined TRW in 1981 and served as Executive Vice President and Chief Financial Officer from 1994 to 1996 and Executive Vice President and General Manager of the TRW Automotive Electronics Group from 1996 to 1998. He served as a member of the President’s National Security Telecommunications Advisory Committee, the Conference Board Council of Operating Executives and the Board of Governors of the Aerospace Industries Association, and is currently a Trustee of the National Defense Industrial Association, and the Cleveland Institute of Music and is a national trustee of the Boys and Girls Club of America.

COMMITTEES	OF THE BOARD OF DIRECTORS

The Board of Directors has Audit, Compensation and Management Development, Nominating and Corporate Governance, Finance and Public Issues and Policy Committees. The membership of these committees is usually determined at the organizational meeting of the Board held in conjunction with the Annual Meeting. The membership of each committee is as follows, with the chairperson listed first:

Audit	Compensation and Management Development	Nominating and Corporate Governance	Finance	Public Issues and Policy
John Brooks Slaughter Lewis W. Coleman Vic Fazio Charles R. Larson Aulana L. Peters	John T. Chain, Jr. Lewis W. Coleman Phillip Frost Jay H. Nussbaum	Phillip Frost John T. Chain, Jr. Vic Fazio Charles R. Larson Aulana L. Peters	Lewis W. Coleman John T. Chain, Jr. Phillip Frost Jay H. Nussbaum	Aulana L. Peters Vic Fazio Charles R. Larson John Brooks Slaughter Ronald D. Sugar

Audit Committee

The Audit Committee meets periodically with management and with both the Company’s independent auditors and the Company’s Vice President of Internal Audit to review audit results and the adequacy of and compliance with the Company’s system of internal controls. In addition, the Audit Committee recommends to the Board of Directors the appointment or discharge of the Company’s independent auditors, and reviews professional services of a non-audit nature to be provided by the independent auditors to evaluate the impact of undertaking such added services on the independence of the auditors. The responsibilities of the Audited Committee are more fully described in the Audit Committee Report on page 17. The Audit Committee held seven meetings in 2001.

Compensation and Management Development Committee

The Compensation and Management Development Committee (the “Compensation Committee”) recommends to the Board of Directors the base salary and incentive compensation of all elected officers and takes final action with respect to base salary and incentive compensation for certain other officers and key employees. It reviews the Company’s compensation policies and management actions to assure the succession of qualified officers. The Compensation Committee also establishes the Company’s annual performance objectives under the incentive compensation plans and recommends to the Board of Directors the amounts to be appropriated for awards under such plans and under the Company’s 1973 Incentive Compensation Plan (the “1973 Incentive Plan”). The Compensation Committee grants awards under and administers the Company’s Stock Plans (as defined below) and recommends to the Board of Directors all compensation plans in which Company officers are eligible to participate. The Compensation and Management Development Committee held seven meetings in 2001.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee reviews candidates to serve as directors and recommends to the Board of Directors nominees for election. The activities and associations of each candidate are examined to ensure that there is no legal impediment, conflict of interest or other consideration that might prevent service on the Board of Directors. In making its selection, the Board of Directors bears in mind that the foremost responsibility of a Northrop Grumman director is to represent the interests of the stockholders as a whole. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if such nominations have been submitted in writing, accompanied both by a description of the proposed nominee’s qualifications and an indication of the consent of the proposed nominee and relevant biographical information. The recommendation should be addressed to the Nominating and Corporate Governance Committee in care of the Secretary of the Company. In addition, the Nominating and Corporate Governance Committee makes recommendations to the Board of Directors concerning the composition and size of the Board of Directors, candidates to fill vacancies, the remuneration of non-employee directors, and matters of corporate governance as appropriate. The Nominating and Corporate Governance Committee held seven meetings in 2001.

Finance Committee

The Finance Committee reviews and makes recommendations concerning proposed dividend actions and issuance or redemption of debt or equity securities. The Finance Committee considers and makes recommendations for final action by the Board on contracts, programs, acquisitions, mergers or divestments of an unusual or material nature. The Finance Committee also reviews the investment performance of the employee benefit plans, capital asset requirements and short-term investment policy when appropriate. The Finance Committee held eight meetings in 2001.

Public Issues and Policy Committee

The Public Issues and Policy Committee reviews and monitors the Northrop Grumman Employees Political Action Committee and makes policy and budget recommendations to the Board on proposed charitable contributions and aid to higher education. The Committee reviews and monitors the Company’s policies and programs for ethics and business conduct and equal opportunity and diversity. This Committee also reviews and approves the Company’s policy for engaging the services of consultants and commission agents. The Public Issues and Policy Committee held six meetings in 2001.

BOARD AND COMMITTEE MEETINGS

During 2001, the Board held 13 meetings and the committees described above held 35 meetings. Average attendance at all such meetings was 98%. Each director attended at least 91% of the total number of board and committee meetings he or she was eligible to attend.

COMPENSATION OF DIRECTORS

The Company paid each director an annual retainer of $32,000 and an additional $1,000 for each Board and committee meeting attended during 2001. Committee chairpersons are paid an annual retainer of $3,000. Any director who performs extraordinary services for the Board at the request of the Chairman of the Board or the chairperson of a committee is paid $1,000 per day. Directors are reimbursed for all reasonable expenses in attending these meetings and in performing extraordinary services. Directors who are employees of the Company do not receive any compensation for their service as directors.

The 1993 Stock Plan For Non-Employee Directors provides that 30% of the retainer earned by each director is paid in shares of Common Stock, issued following the close of the fiscal year. In addition, directors may defer payment of all or a portion of their remaining retainer fees, committee chairperson retainer fees and/or Board and committee meeting fees. Deferred compensation may either be distributed in shares of Common Stock, issued after the close of the fiscal year, or placed in a stock unit account until the conclusion of a director-specified deferral period, generally for a minimum of two years from the time the compensation is earned. All deferral elections must be made prior to the beginning of the year for which the retainer and fees will be paid. Directors are credited with dividend equivalents in connection with the shares of Common Stock, which are distributed early in the year following the year earned or deferred into the stock unit account at their election.

The 1995 Stock Option Plan for Non-Employee Directors, as amended, provides for the annual grant of options to each non-employee director to purchase 1,500 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the grant date. On May 21, 2001, each non-employee director received an automatic grant of options to purchase 1500 shares of Common Stock with an exercise price of $89.50 per share. The options are immediately exercisable on the grant date and have a term of ten years. If the individual ceases to serve as a director, the options continue to be exercisable for the lesser of five years or the expiration of the original term of the options. If termination is for cause, the options terminate when the director ceases to serve.

On March 19, 1997, the Board of Directors adopted the Northrop Grumman Non-Employee Directors Equity Participation Plan (the “Equity Plan” and, together with the Northrop Grumman Board of Directors Retirement Plan, the “Retirement Plan” collectively, the “Director Plans”). The Equity Plan applies to outside directors who became such after March 1, 1997 and directors serving prior to that date who elected to participate in the Equity Plan. Directors who elected to participate in the Equity Plan terminated their participation in the Retirement Plan. Under the Equity Plan, outside directors have an amount equal to 50% of their annual retainer credited to an equity participation account and converted into stock units based on the then fair market value of the Common Stock. The Company also credits an amount equal to 5% of their annual retainer to the equity participation account unless: (1) no amount was appropriated for payment of awards with respect to the preceding calendar year pursuant to the Company’s Incentive Compensation Plan or (2) the Company did not attain the pre-established financial and non-financial measures set by the Compensation Committee for payment of awards pursuant to such Incentive Compensation Plan with respect to that preceding year. Existing directors who elected to participate in the Equity Plan will receive a special accrual into the equity participation account equal to the present value of accrued benefits under the Retirement Plan. Each stock unit will be credited with dividend equivalents, which will be deemed reinvested in additional stock units. Each outside director who terminates service after three or more years of service shall be entitled to receive cash payments from the equity participation account in a number of annual installments equal to the number of years for which benefits have been accrued (not to exceed ten), each installment to be in an amount equal to the dollar value of the equity participation account based on Common Stock value as of the date of determination of the installment payment, divided by the number of installments then remaining to be paid. Upon a change in control (as defined in the Equity Plan) benefits under the Equity Plan immediately vest. The Board of Directors believes that the Equity Plan further aligns the interests of the directors with the interests of the stockholders by making this part of the directors’ benefits dependent upon the value of the Common Stock. All the non-employee directors participate in the Equity Plan.

Related Transactions

Ms. Peters, one of our directors, retired as a partner of the law firm of Gibson, Dunn & Crutcher on December 31, 2000. A partner and a senior advisor of Gibson, Dunn & Crutcher are consultants for the Company, providing analysis and advice with respect to pending and proposed legislation. The firm also provided legal counsel during 2001 in connection with various corporate matters.

Mr. Nussbaum, also one of our directors, was named Executive Vice President of KPMG Consulting, Inc. in January 2002. The Company paid KPMG Consulting, Inc. a total of $182,005 in 2001.

Corporate Governance Practices

At all times at least 60% of the Company’s Board of Directors is composed of Independent Outside Directors, each of whom:

•	has not in the last five years been an officer or employee of the Company;

•	is not related to an officer of the Company by blood, marriage or adoption;

•
is not, and has not within the last two years been, an officer, director, employee or 1% owner of any entity that has made or proposes to make payments for property or services in excess of 1% of the gross revenues of the Company or the other entity; and

•
is not a director, partner, officer or employee of an investment banking firm, which has performed services for the Company in the last two years, or which the Company proposes to have perform services in the next year, other than as a participating underwriter in a syndicate.

The Audit, Nominating and Corporate Governance and Compensation and Management Development Committees are always composed of only Independent Outside Directors.

The Company has a retirement policy whereby directors are generally ineligible to stand for election if they will have attained age 70 by the date of the Company’s Annual Meeting of Stockholders at which such election is held.

To encourage directors to have a direct and material cash investment in shares of Common Stock of the Company, the Board adopted a stock ownership guideline which encourages directors to hold shares of the Company equal in market value to three times the annual retainer, to be achieved within five years of joining the Board.

The Nominating and Corporate Governance Committee in consultation with the Chairman and CEO, considers and makes recommendations to the Board concerning the appropriate size and composition of the Board. Candidates are selected based on their qualifications, character, judgment and experience, and other relevant criteria. Final approval of a candidate is determined by the full Board.

The Board, with no members of management present, meets in executive session on a regular basis. The Audit Committee meets in executive session with the Independent Auditors and with the General Auditor regularly. All other committees are given the opportunity to meet without management present as they deem necessary.

Every year the Board of Directors conducts an assessment of its performance and, at the conclusion of the evaluation process, discusses its results.

Senior members of management are invited to make presentations to the Board or committees to provide management insight into items being discussed by the Board or committees and to bring managers with high potential into contact with the Board. In addition, Board members have free access to all other members of management and employees of the Company.

The Board of Directors believes that ensuring continuity of leadership is critical to the success of the Company. Therefore, processes are in place to:

•	Annually evaluate the CEO based on a specific set of performance objectives.

•
Annually provide the Compensation Committee with an assessment of persons considered potential successors to certain management positions. The results of these reviews are reported to and discussed with the Board.

•	Ensure continuity of top leadership, including CEO succession.

On an annual basis, the Board of Directors holds an extended meeting to review the Company’s long term strategy for each of its businesses, as well as for the Company as a whole.

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation applicable to employees elected as executive officers of the Company. The Compensation Committee is comprised exclusively of outside directors.

Compensation Philosophy

The Company’s executive compensation program is designed to promote recruitment and retention of key employees of exceptional ability and to motivate superior performance. It is comprised of linked plans that encourage and reward participants for achieving outstanding performance, financial results exceeding specific thresholds, and long-term prosperous growth.

Major components of executive compensation are at risk and vary directly in their amount with each executive’s impact on desired business results. Successful accomplishment of business goals in both annual operating performance and improved stockholder value can produce significant individual rewards. Failure to attain business goals will negatively affect rewards.

In addition to variations attributable to individual performance against business goals and Company performance, total executive compensation is influenced directly by competitive considerations. Base salaries of executives are targeted at a competitive market median on a job-by-job basis with individual variations explained by differences in experience, skills and sustained performance. Annual incentive compensation and long-term incentive stock compensation vary with individual job level, scope and overall influence on the Company’s business results and individual and Company performance.

Normalized for these individual variations, annual total cash compensation—the sum of base salary and annual incentive compensation—will be lower than competitive market median for below target performance, and above competitive market median when performance exceeds target.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (“Code”) generally limits the tax deduction to $1 million for compensation paid to the corporation’s chief executive officer (“CEO”) and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit.

In December 1998, the Compensation Committee approved amendments to the 1973 Incentive Compensation Plan to comply with the performance based criteria of Section 162(m) and in May 1999 stockholders adopted the amended and restated Incentive Compensation Plan. As a result compensation paid under the Incentive Compensation Plan for 1999 and thereafter should be deductible.

In March 2002, the Board of Directors approved the 2002 Incentive Compensation Plan, (“the Plan”) that was developed to reflect current competitive market practices within the limitations of Section 162(m). If stockholders approve the Plan as contained in Exhibit B, it will replace the 1973 Incentive Compensation Plan as amended, and compensation paid under the Plan should be deductible.

Measuring Company Performance

Consistent with the Company’s business plan, sector management submits for assessment an Annual Operating Plan containing Financial and Supplemental Goals together with defined performance measures and numerical weights.

•	Financial Goals focus on operating earnings, cash flow and stockholder value metrics.

•
Supplemental Goals focus on such factors as customer satisfaction, new product development, new business initiatives, productivity, quality improvement, workplace diversity, management development, and environmental management.

Annually, the Compensation Committee reviews, approves or, and at its discretion modifies the CEO’s written proposal of goals and numerical values for Performance Measurement Factors. Performance highlights against 2001 goals can be found below in Chief Executive Officer Compensation.

For Performance Year 2001 the Compensation Committee established Performance Measurement Factors addressing Stockholder Value Creation, Pre-tax Return on 3-Year Average Stockholder Equity, Cash Flow and Supplemental Goals in order to judge the Company’s performance and that of executive officers.

Determining Competitive Compensation

In determining base salaries and incentive compensation for the named executive officers, sources of competitive compensation information are independent surveys of industry peer companies. Peer companies include firms comprising the aerospace and defense group depicted in the performance graph in the Stockholder Performance Presentation following this Report and other companies designated by the Compensation Committee.

The Company uses executive surveys provided by Hewitt Associates and Towers Perrin, as well as periodic custom surveys of companies selected by the Compensation Committee to assess competitiveness of executive compensation.

Establishing Executive Compensation

The Company’s executive compensation program includes the following linked elements:

•	Base Salary

•	Annual Incentive Compensation

•	Long-Term Incentive Compensation.

Base Salary

Annually, the Compensation Committee reviews, and accepts or modifies as it deems appropriate, base salary recommendations submitted by the CEO for executive officers (other than the CEO). Separately, the Compensation Committee reviews the CEO’s base salary, giving consideration to competitive compensation data, its assessment of past performance and its expectation of future contributions. The Board then approves or modifies the Compensation Committee's recommendations for executive officers and the CEO.

Annual Incentive Compensation

Executive officers are eligible for incentive compensation annually under the Company’s stockholder-approved 1973 Incentive Compensation Plan as amended. Performance criteria, as approved by shareholders, include objective tests of financial performance. The Compensation Committee appropriates an amount

(Tentative Appropriated Incentive Compensation) to the Plan equal to 3% of the Company’s income before income taxes. However, no appropriation shall be made with respect to any Performance Year that would reduce the three-year average pre-tax return on stockholder equity below 10%, or in which no dividend is declared on common stock.

As stipulated by the Plan, the maximum potential individual incentive compensation award for a Performance Year for an executive officer shall be the lesser of $3,000,000 or the respective percentage of Appropriated Incentive Compensation, as follows:

Chief Executive Officer:	30.0%
Each Other Section 162(m) Officer:	17.5%

Accompanying his annual performance report, the CEO submits recommendations to the Compensation Committee for individual incentive awards for the executive officers, except the CEO, which reflect judgments as to contributions to the accomplishment of annual goals and the Company’s long-term business plan. Separately, the Compensation Committee considers an incentive compensation award for the CEO based on its assessment of performance.

As part of this process, the Compensation Committee reviews the amount of the total Tentative Appropriated Incentive Compensation for that Performance Year and in its sole discretion may reduce (but not increase) that amount after taking into account the overall performance of the Company in the attainment of predetermined financial and non-financial objectives selected by the Compensation Committee. Each executive officer’s Incentive Compensation award is based upon the foregoing and the Compensation Committee’s assessment of the individual’s performance. The incentive compensation awards for executive officers and the CEO must be ratified by the Board.

Long-Term Incentive Compensation

Stockholders approved the 2001 Long Term Incentive Stock Plan in May 2001. The Plan provides flexibility to grant awards in a variety of forms including stock options, restricted stock rights (RSRs) and restricted performance stock rights (RPSRs). The purpose of this compensation component is to establish long-term performance horizons for participants. By promoting ownership of the Company’s common stock, the Stock Plans create stockholder-managers interested in the Company’s sustained growth and prosperity.

In 1998, to further promote alignment of management and stockholder interests, the Board adopted Stock Ownership Guidelines for the CEO and other officers of the Company. These guidelines contemplate that officers own Company stock denominated as a percentage of their annual salaries, accumulated over a 3-year period: seven (7) times annual salary for the CEO; three (3) times annual salary for other elected officers; one and one-half times annual salary for appointed officers.

In August 2001 awards of stock options and restricted performance stock rights were granted to the CEO, executive officers and key employees under the terms of the 2001 Long Term Incentive Stock Plan.

Chief Executive Officer Compensation

After considering executive compensation survey data from nationally recognized survey sources, the Compensation Committee recommended and the Board approved a salary increase for Mr. Kresa effective in March 2002 in keeping with its pay philosophy.

In considering Mr. Kresa’s performance and establishing his annual incentive compensation, the Compensation Committee reviewed the overall company performance against the 2001 financial and supplemental goals and Mr. Kresa’s contributions during the year. The Compensation Committee noted that the company exceeded all of the Performance Measurement Criteria set forth at the beginning of the period. Additionally, the Compensation Committee recognized that under Mr. Kresa’s leadership:

•
Successful execution of the Company’s merger and acquisition strategy resulted in closing the Litton and Aerojet Electronic Systems and Information Group transactions. The year was culminated with the successful tender offer for Newport News Shipbuilding. As a result, Northrop Grumman Corporation ended the year as the nation’s third largest defense contractor with sales of $13.6 billion, with projected sales in 2002 of between $17.5 billion and $18 billion.

•
The Company was restructured with the election of Dr. Ronald Sugar as President and COO, creation of three new sectors and the selection of corporate officers including new Sector Presidents. Appointments of key executive positions in every sector were completed as part of the newly aligned organizations.

•	Excellent financial results were achieved with every performance target being exceeded with a resulting significant increase in stockholder value.

•
Growth occurred throughout the organization with strong performance in all major programs. Overall customer satisfaction was outstanding. Contract acquisitions increased significantly with backlog increasing from $10.1 billion in 2000 to $21 billion. Stretch stockholder value creation targets were surpassed by the Company.

•	The Company exceeded its contract research and development acquisition performance targets in both the Electronic Sensors and Integrated Systems sectors.

•
The Company successfully teamed to win the F-35 (JSF) contract that promises significant future business. Achieving an accelerated Global Hawk program schedule resulted in operational capability and deployment in Afghanistan, underscoring Mr. Kresa’s surveillance and smart weapons systems strategy. This performance ultimately led to the recently announced accelerated production contract from the U.S. Air Force.

Based on its assessment, the Compensation Committee determined and the Board ratified an incentive compensation award for Mr. Kresa for 2001 as depicted in the Summary Compensation Table.

THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

JOHN T. CHAIN, JR. CHAIRMAN
LEWIS W. COLEMAN
PHILLIP FROST
JAY H. NUSSBAUM

Stockholder Return Performance Presentation

The line graph below compares the relative change for the 5 year period ended December 31, 2001 in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of the S&P Composite-500 Stock Index, and the S&P Aerospace/Defense Index comprised of The Boeing Company, General Dynamics Corporation, Goodrich Corporation, Honeywell International Inc., Lockheed Martin Corporation, Northrop Grumman Corporation, Raytheon Company (B), Rockwell Collins, Inc. and United Technologies Corporation.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
AMONG NORTHROP GRUMMAN CORPORATION,
S&P 500 INDEX & S&P AEROSPACE/DEFENSE INDEX

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by Northrop Grumman to the shareholders and the Securities and Exchange Commission; Northrop Grumman’s internal control structure; Northrop Grumman’s internal and external audit process; and any other matters relating to Northrop Grumman’s accounting and financial reporting process.

During the year, the Audit Committee met seven times. In addition, the Committee Chair, as the representative of the Audit Committee, discussed with Northrop Grumman’s Chief Financial Officer and Deloitte & Touche, Northrop Grumman’s independent auditors, the interim financial information contained in each quarterly earnings announcement prior to its release.

In discharging its oversight responsibility for the audit process, the Audit Committee received a letter from Deloitte & Touche regarding the firm’s independence as required under Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended by the Independence Standards Board. In addition, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Deloitte & Touche’s independence. The Audit Committee discussed with management, the internal auditors and Deloitte & Touche the quality of Northrop Grumman’s internal controls. The Audit Committee reviewed the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee also reviewed with both the internal auditor and Deloitte & Touche their respective audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with Deloitte & Touche all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees” and, with and without management present, discussed and reviewed the results of Deloitte & Touche’s examination of the financial statements, along with the results of internal audit’s examinations.

The Audit Committee reviewed its charter and, after appropriate review and discussion, reaffirmed the Audit Committee Charter with amendments providing for its advisement and review of any change in the Company’s Vice President of Internal Audit and Internal Audit organization’s charter. A copy of the Audit Committee Charter is attached to this proxy statement as Exhibit A.

The Audit Committee reviewed the audited financial statements of Northrop Grumman as of and for the year ended December 31, 2001, with management and Deloitte & Touche.

Management has primary responsibility for Northrop Grumman’s financial statements and the overall reporting process, including Northrop Grumman’s system of internal controls.

The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether these financial statements fairly present the financial position, results of operations and cash flows of Northrop Grumman in conformity with generally accepted accounting principles, and discuss with the Audit Committee any issues they believe should be raised.

Based upon the Audit Committee’s review and discussions with management and Deloitte & Touche relative to Northrop Grumman’s audited consolidated statements of financial position as of December 31, 2001 and 2000 and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2001, the Audit Committee recommended to the Board of Directors that Northrop Grumman’s Annual Report on Form 10-K include these financial statements. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of Deloitte & Touche and the Board of Directors concurred on such recommendation.

Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

AUDIT COMMITTEE
DR. JOHN BROOKS SLAUGHTER, CHAIRMAN
LEWIS W. COLEMAN
VIC FAZIO
CHARLES R. LARSON
AULANA L. PETERS

EXECUTIVE COMPENSATION

The table below shows the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1999, 2000 and 2001 of the Named Executive Officers at December 31, 2001:

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long-Term Compensation
							Awards			Payouts
Name and Principal Position	Year	Salary($)(1)	Bonus($)		Other Annual Compensation ($)		Restricted Stock Award(s) (2) ($)		Securities Underlying Options/ SARs(#)	LTIP Payouts($)	All Other Compensation ($) (3)
1) KENT KRESA	2001	1,211,258	3,000,000		85,079	(4)			216,230	462,070	6,800
Chairman of the Board	2000	1,025,581	2,800,000		61,545	(5)			89,125	397,513	6,800
and Chief Executive Officer	1999	936,346	1,400,000		296,420	(6)	1,384,250				6,400

2) RONALD D. SUGAR	2001	652,506	1,637,963	(7)	7,936,700	(8)	6,448,560	(9)	50,000		8,424,640	(10)
President and Chief	2000	—	—		—		—		—	—	—
Operating Officer	1999	—	—		—		—		—	—	—

3) RICHARD B. WAUGH, JR.	2001	512,014	760,000						58,694	188,600	2,075
Corporate Vice President	2000	490,119	800,000						25,602	162,250	6,800
and Chief Financial Officer	1999	448,254	400,000				565,000				6,400

4) HERBERT W. ANDERSON	2001	498,280	845,000	(11)					20,000	169,740	6,358
Corporate Vice President	2000	411,055	700,000							146,025	6,800
and President,	1999	370,293	575,000	(12)			508,500		7,500		6,400
Information Technology

5) RALPH D. CROSBY, JR.	2001	498,289	1,585,000	(13)	64,318	(14)			58,030	188,600	6,800
Corporate Vice President and	2000	464,231	925,000	(15)	90,873	(16)				162,250	6,800
President, Integrated Systems	1999	436,154	400,000		59,814	(17)	565,000				6,400

(1)
The amounts listed in this column include amounts paid for vacation hours accrued but not used for the following individuals in the following years: Mr. Kresa: $85,271 in 2001, $15,966 in 2000; Dr. Sugar: $26,346 in 2001; Mr. Waugh: $7,871 in 2001, $29,927 in 2000, $12,100 in 1999, and Mr. Anderson: $22,304 in 2001, $7,786 in 2000, $1,062 in 1999.

(2)
At December 31, 2001 (i) Mr. Kresa owned 14,700 RSRs with a value of $1,481,097; (ii) Dr. Sugar owned 66,480 RSRs with a value of $6,701,849, (iii) Mr. Waugh owned 6,000 RSRs with a value of $604,860; (iv) Mr. Anderson owned 5,400 RSRs with a value of $544,374; and (v) Mr. Crosby owned 6,000 RSRs with a value of $604,860.

The RSRs owned by Mssrs. Kresa, Waugh, Anderson and Crosby were granted in 1999 at a grant price of $56.50 per share. Mr. Kresa received 24,500 RSRs; Mr. Waugh received 10,000 RSRs; Mr. Anderson received 9,000 RSRs; and Mr. Crosby received 10,000 RSRs. Dr. Sugar received a grant of 66,480 RSRs in 2001 at a grant price of $97.00 per share.

The RSRs granted to Mssrs. Kresa, Waugh, Anderson and Crosby vest over a five-year period with 20% of the total grant vesting one year after the date of grant and 20% vesting annually thereafter. The RSRs granted to Dr. Sugar vest in equal installments over a three-year period with the first installment vesting one year after the date of grant and the remaining installments vesting annually thereafter. There are no dividends paid on RSRs.

(3)	Except for Dr. Sugar, “All Other Compensation” consists of Company contributions to the Northrop Grumman Savings and Investment Plan for the Named Executive Officers.

(4)	Amount includes, among other items, $21,427 for car allowance and expenses.

(5)	Amount includes $21,015 for car allowance and $16,750 for tax preparation services.

(6)
As a result of the Company’s decision in 1997 to relocate its corporate offices to Northern Virginia and the subsequent abandonment of that decision following the termination of the proposed merger with Lockheed Martin Corporation, the Company in 1999 paid $211,200 to a third party relocation company in connection with the relocation company’s purchase (at appraised value) of the Alexandria, Virginia house that Mr. Kresa had purchased in connection with the planned Corporate office move. It also paid $31,229 to transport Mr. Kresa’s household goods to California under its applicable policies.

(7)
Includes a one time prorata bonus of $358,836 for the period of April 3, 2001 to September 19, 2001 and a special cash bonus of $857,963 paid pursuant to an employment agreement entered into with Litton Industries, Inc. upon his hire at that company.

(8)
Amount includes $7,073,442 paid to Dr. Sugar as compensation for excise tax imposed on payments made to him pursuant to his employment agreement and change in control agreement with Litton, $822,000 paid under a deferred compensation arrangement with Litton Industries, Inc. and $2,191 in imputed interest on loan which Dr. Sugar repaid to the Company in 2001.

(9)	These stock grants were awarded to Dr. Sugar as retention benefits, pursuant to his employment agreement and promotion to President and Chief Operating Officer of the Company.

(10)	Represents cash payment for 77,908 shares of Litton restricted stock and 27,400 performance shares that were cancelled upon completion of the Litton merger.

(11)	Includes $100,000 special award to Mr. Anderson as a key participant in the Company’s acquisition of Litton Industries, Inc.

(12)
In connection with the merger with Logicon, Inc. and the Company’s desire to retain certain key employees, the Company paid Mr. Anderson bonus compensation equal to 33 1/3% of his pre-merger base salary one year following the merger and 66 2/3% of pre-merger base salary two years following the merger. Under this arrangement, Mr. Anderson received $180,000 in 1999.

(13)	Includes a $825,000 retention incentive paid to Mr. Crosby for continuing his employment through December 11, 2001.

(14)
Amount includes $16,212 for car allowance and expenses, $19,630 for tax gross up and $20,488 for premium amounts paid on behalf of Mr. Crosby for life, medical, dental, accidental death and dismemberment and long-term disability insurance.

(15)	Includes $100,000 special award to Mr. Crosby as a key participant in the Company’s acquisition and divestiture activities and associated transition efforts.

(16)	Amount includes $35,547 for spouse travel and $26,032 for tax gross up.

(17)	Amount includes $17,940 for car allowance and $18,947 for spouse travel.

OPTION GRANTS IN LAST FISCAL YEAR

The table below shows individual grants of stock options made in 2001 to the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
Kent Kresa	100,000	(2)	4.70	78.55	8/15/11	4,939,967	12,518,847
	19,681	(3)	.92	94.30	11/18/03	190,232	389,743
	25,071	(3)	1.18	94.30	12/01/04	372,656	782,549
	30,762	(3)	1.45	94.30	11/16/05	625,153	1,346,288
	40,716	(3)	1.91	94.30	12/17/06	1,060,788	2,344,065

Ronald D. Sugar	20,000	(2)	.94	78.55	8/15/11	987,993	2,503,769
	30,000	(2)	1.41	97.00	9/19/11	1,830,083	4,637,791

Richard B. Waugh, Jr.	20,000	(2)	.94	78.55	8/15/11	987,993	2,503,769
	3,967	(3)	.19	89.09	11/18/02	36,226	74,218
	7,021	(3)	.33	89.09	11/18/03	140,555	295,154
	7,842	(3)	.37	89.09	12/21/04	199,289	429,179
	7,674	(3)	.36	89.09	11/16/05	188,887	417,391
	12,190	(3)	.57	89.09	12/18/06	369,346	837,921
Herbert W. Anderson	20,000	(2)	.94	78.55	8/15/11	987,993	2,503,769

Ralph D. Crosby, Jr.	20,000	(2)	.94	78.55	1/12/07	434,038	959,111
	1,981	(3)	.09	91.70	11/18/02	18,620	38,148
	1,935	(3)	.09	91.70	11/18/03	27,969	58,732
	13,582	(3)	.63	91.70	1/12/04	265,210	553,385
	1,131	(3)	.05	99.60	11/18/03	11,546	23,656
	19,401	(3)	.91	99.60	1/12/04	308,271	631,579

(1)
The potential realizable value of each grant of options assuming that the market price of the Company’s Common Stock from the date of grant to the end of the option term between one and ten years, as applicable appreciates in value at an annualized rate of 5% and 10%.

(2)	The first installment of 25% of the total grant becomes exercisable one year after the date of the grant, with 25% vesting annually thereafter.

(3)
These option grants were made under a provision of the 1993 Plan that provides for the award of reload options. Reload options are awarded when the exercise price of an existing option is paid by tendering previously-held shares of Common Stock to the Company. These new options are exercisable for the number of shares tendered to pay the exercise price and have the same terms of the original options, except the exercise price of the reload option is set at the fair market value on the date of exercise of the original option.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

Name	Shares Acquired on Exercise(#)		Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End($) Exercisable/Unexercisable(1)
Kent Kresa	134,125		2,594,001	99,999/316,231	478,475/3,461,147
Ronald D. Sugar	255,365	(2)	9,203,171	0/50,000	0/559,500
Richard B. Waugh, Jr.	49,060		1,432,270	76,194/57,500	722,639/714,345
Herbert W. Anderson	26,900		1,398,673	43,874/55,626	472,486/700,895
Ralph D. Crosby, Jr.	50,475		1,642,338	44,423/78,032	298,698/739,189

(1)	Based on the market value at December 31, 2001 of $100.81.
(2)	The vesting of these Litton options accelerated upon the change of control of Litton and the value was paid to Dr. Sugar in cash.

Restricted Performance Stock Rights Grants in Last Fiscal Year

There is shown below information concerning grants of Restricted Performance Stock Rights made to Named Executive Officers during the last completed fiscal year.

LONG TERM INCENTIVE PLAN—AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Number of Shares, Units or Other Rights(#)(1)	Performance or Other Period Until Maturation or Payout	Threshold(#)	Target(#)	Maximum(#)
Kent Kresa	45,000	3 years	0	45,000	67,500
Ronald D. Sugar	20,000	3 years	0	20,000	30,000
Richard B. Waugh, Jr.	10,000	3 years	0	10,000	15,000
Herbert W. Anderson	10,000	3 years	0	10,000	15,000
Ralph D. Crosby, Jr.	10,000	3 years	0	10,000	15,000

(1)
Restricted Performance Stock Rights (RPSR’s) granted in 2001 that may be earned under the 2001 Stock Plan are based on the Company’s Economic Value Added (EVA) performance over a three year performance period commencing January 1, 2002 and ending December 31, 2004. The payout may range from 0% to 150% of the rights awarded. Dividend equivalents for earned RPSR’s are accumulated and distributed at the end of the performance period. Earned RPSR’s and dividend equivalents may be paid in either shares, cash or a combination of shares and cash.

Pension Plans

For purposes of illustration, the following table shows the amount of annual retirement benefits that would be accrued at age 65 under the Northrop Grumman Pension Plan (the “Pension Plan”), as supplemented by the Northrop Corporation ERISA Supplemental Plan 1 (“ERISA 1”) and the ERISA Supplemental Program 2 (“ERISA 2”) (collectively, the “Supplemental Retirement Plans”).

Annual Average Compensation (highest 3 years out of last 10)	Years of Benefit Service
	5	10	15	20	25	30	35
$ 100,000	$8,300	$16,700	$25,000	$33,300	$41,700	$50,000	50,000
150,000	12,500	25,000	37,500	50,000	62,500	75,000	75,000
200,000	16,700	33,300	50,000	66,700	83,300	100,000	100,000
250,000	20,800	41,700	62,500	83,300	104,200	125,000	125,000
300,000	25,000	50,000	75,000	100,000	125,000	150,000	150,000
400,000	33,300	66,700	100,000	133,300	166,700	200,000	200,000
500,000	41,700	83,300	125,000	166,700	208,300	250,000	250,000
600,000	50,000	100,000	150,000	200,000	250,000	300,000	300,000
1,000,000	83,300	166,700	250,000	333,300	416,700	500,000	500,000
1,400,000	116,700	233,300	350,000	466,700	583,300	700,000	700,000
1,800,000	150,000	300,000	450,000	600,000	750,000	900,000	900,000
2,200,000	183,300	366,700	550,000	733,300	916,700	1,100,000	1,100,000
2,600,000	216,700	433,300	650,000	866,700	1,083,400	1,300,000	1,300,000
3,000,000	250,000	500,000	750,000	1,000,000	1,250,000	1,500,000	1,500,000
3,500,000	291,700	583,300	875,000	1,166,700	1,458,400	1,750,000	1,750,000
4,000,000	333,300	666,700	1,000,000	1,333,400	1,666,700	2,000,000	2,000,000
4,500,000	375,000	750,000	1,125,000	1,500,000	1,875,000	2,250,000	2,250,000
5,000,000	416,700	833,400	1,250,000	1,666,700	2,083,400	2,500,000	2,500,000

Compensation covered by the plans for executive officers is substantially equivalent to salary and bonuses as reflected in the Summary Compensation Table. Benefit Service earned after January 1, 1995 in excess of 30 years will not be taken into account for accrual of retirement benefits. Benefits payable under the Supplemental Retirement Plans have been secured through the establishment of two grantor trusts. The credited years of service under the Pension Plan and Supplemental Retirement Plans of the five individuals named in the Summary Compensation Table are as follows: Mr. Kresa, 27 years; Dr. Sugar, 0 years*; Mr. Waugh, 23 years; Mr. Anderson, 17 years; and Mr. Crosby, 21 years. Benefits are calculated on a straight life annuity basis at selected compensation levels and years of service reflected in the table above. The listed benefit amounts are not subject to any reduction for Social Security benefits or other offset amounts.

The Company maintains a Supplemental Retirement Income Program for Senior Executives (“SRI”), under which certain employees are designated by the Board of Directors to receive benefits in lieu of benefits otherwise payable under the Supplemental Retirement Plans. The amount of the supplemental benefit under the SRI is equal to the greater of (1) the participant’s benefit under the Pension Plan calculated without regard to the limits imposed under Sections 415 and 401(a)(17) of the Code, or (2) a fixed percentage of the participant’s final average salary (which term includes bonus and is based on the highest 3 years out of the last 5) equal to 30% at age 55, increasing 4% for each year up to and including age 60, and increasing 2% for each year beyond age 60 to 65, in each case offset by the benefit allowable under the Pension Plan. Mr. Kresa, who is eligible to receive an annual benefit (estimated to be $2,162,806 payable at age 65, assuming continued employment and based upon estimated levels of final average salary, and assuming bonus payments under the terms of the current bonus program) under SRI, is the only Named Executive Officer currently participating in the SRI. SRI eligibility, in addition to designation by the Board of Directors requires the attainment of age 55 and 10 years of vesting service. The vesting service requirement may be waived by the CEO.

On February 25, 1998, the Northrop Grumman Board adopted the CPC Supplemental Executive Retirement Program (the “CPC SERP”). The CPC SERP is applicable to elected officers who report directly to the CEO (which group currently consists of elected executive officers of Northrop Grumman as of January 1, 2002). The CPC SERP provides to each participant a pension accrual of 1.667% of final average pay for each year or portion thereof that the participant has served as an elected officer reporting to the CEO. The total accrual percentage under the CPC SERP cannot exceed the greater of the maximum of 1) 10% or 2) the percentage necessary for the participant to receive an annuity of 50% of final average salary when all pension benefits are taken in total. This provides a pension accrual to the elected officer for the period that he has served as such, in addition to regular pension benefits payable from Northrop Grumman’s tax qualified and supplemental retirement plans on the basis of all creditable years of service. The benefits paid from this plan are paid in a lump sum or in installments upon termination of employment. The amount is the actuarial equivalent of the straight life benefit beginning on the retirement date. The compensation used in the calculation of benefit is the same as for the qualified plan. The pension table is applicable if Years of Benefit Service are considered only for CPC Service. The CPC service years for the four Named Executive Officers who report directly to the CEO are as follows: Dr. Sugar 0*, Mr. Waugh 9.08, Mr. Anderson 7.00, and Mr. Crosby, 7.58.

*	As per his employment agreement, Dr. Sugar is credited with five years of vesting service (but not benefit service) in each of the Supplemental Plans and the CPC SERP.

Under the Litton qualified retirement plan, Dr. Sugar accrued an annual benefit of $2,608 for service through December 31, 2001, payable to him upon retirement, subject to all applicable plan rules. He will not accrue benefits under this Plan after December 31, 2001, but as required by law, he will continue to earn vesting service for future service with the Company.

Under the Litton Restoration Plan (an ERISA excess plan), Dr. Sugar accrued an annual benefit of $92,708 through December 31, 2001. During 2001 and as a result of the Litton change in control, Dr. Sugar received payments from this Plan totaling $842,326, representing the lump sum value of an annual benefit of $50,148. This amount represented a cash-out of his benefit accrued through April 3, 2001. Upon Dr. Sugar’s retirement or termination in the future, he will be eligible to receive the remaining portion of his benefit from this Plan, representing the value of an annual annuity of $42,560. If he had terminated employment effective January 1, 2002, this amount would have equaled a lump sum of $706,420; if he terminates employment at age 65, this lump sum amount will be $537,358. Dr. Sugar earns no additional benefits under this Plan after December 31, 2001.

Under the Litton Supplemental Executive Retirement Plan (the “Litton SERP”), Dr. Sugar accrued an annual benefit of $254,229 for service through December 31, 2001. During 2001 and as a result of the Litton change in control, Dr. Sugar received payments from this Plan totaling $2,096,041, representing the lump sum value of an annual benefit of $124,788. This amount represented a cash-out of his benefit accrued through April 3, 2001. Upon Dr. Sugar’s retirement or termination in the future, he will be eligible to receive the remaining portion of his benefit from the Litton SERP, representing the value of an annual annuity of $129,441. If he had terminated employment effective January 1, 2002, this amount would have equaled a lump sum of $2,148,489; if he terminates employment at age 65, this lump sum amount will be $1,634,309. Dr. Sugar earns no additional benefits under this Plan after December 31, 2001.

Change in Control Arrangements

March 2000 Special Agreements. Effective March 1, 2000, Northrop Grumman entered into special severance agreements (the “March 2000 Special Agreements”) with its executive officers, including Messrs. Kresa, Waugh, Anderson and Crosby. Dr. Sugar’s March 2000 Special Agreement became effective September 19, 2001. The purpose of the March 2000 Special Agreements is to encourage these key executives to continue to carry out their duties in the event of the possibility of a change in control of Northrop Grumman.

The March 2000 Special Agreements are generally effective until February 28, 2003. The term of the March 2000 Special Agreements will be extended for additional one-year periods until notice is given by the Company that the agreements will terminate. If a Change in Control (as defined below) occurs during the term of the agreements, the term of the agreements will not end earlier than two years following the Change in Control.

Under the March 2000 Special Agreements, a “Change in Control,” is generally deemed to occur when (1) certain persons acquire more than 33 1/3% of Northrop Grumman’s voting securities; (2) certain majority changes in Northrop Grumman’s Board of Directors occur during a 24-month period; (3) Northrop Grumman is liquidated or all or substantially all of Northrop Grumman’s assets are sold in one or a series of related transactions; or (4) Northrop Grumman is merged, consolidated, or reorganized and Northrop Grumman’s stockholders before the event do not own more than 50% of the voting stock of the resulting or surviving entity.

Executives are entitled to severance benefits under the March 2000 Special Agreements only (1) upon a termination of the executive’s employment that constitutes a Qualifying Termination, and (2) only if the termination occurs during a Protected Period (as defined below) prior to a Change in Control or in the 24-month period following a Change in Control. A “Qualifying Termination” generally means that the executive’s employment by Northrop Grumman is terminated by the company for any reason other than Cause (as defined below) or by the executive for Good Reason (as defined below), that Northrop Grumman breaches the agreement, or that a successor breaches or fails to assume the agreement.

The “Protected Period” is the period of time that the executive is entitled to severance protections under the March 2000 Special Agreement prior to a Change in Control. Depending on the nature of the Change in Control, the Protected Period may commence as early as six months prior to a Change in Control event.

The March 2000 Special Agreements define “Cause” as: (1) the executive’s conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony; or (2) the willful engaging by the executive in misconduct which would have resulted in the executive’s termination by Northrop Grumman under its policies and practices applicable to the executive on September 1, 1999. However, no act or failure to act, on an executive’s part, will be considered “willful” for this purpose unless done, or omitted to be done, by the executive not in good faith and without reasonable belief that the act or omission was in the best interest of Northrop Grumman.

“Good Reason” is defined in the March 2000 Special Agreements to include: (1) certain material reductions in the nature or status of the executive’s authorities, duties and/or responsibilities (when such authorities, duties, and/or responsibilities are viewed in the aggregate); (2) a reduction of the executive’s base salary as in effect on the date of the agreement or as increased thereafter; (3) a significant reduction of the executive’s aggregate incentive opportunities under the Northrop Grumman short and/or long term incentive programs as such opportunities exist on the date of the agreement or as increased thereafter; (4) Northrop Grumman’s failure to maintain the executive’s relative level of coverage and accruals under the company’s employee benefit and/or retirement plans, policies, practices or arrangements in which the executive participates as of the date of the agreement; (5) the failure of Northrop Grumman to obtain a satisfactory agreement from any successor to assume and agree to perform Northrop Grumman’s obligations under the agreement; and (6) any purported termination of the executive’s employment with Northrop Grumman that is not effected pursuant to the procedures set forth in the agreement. If an executive is a vice president, the executive’s loss of vice president status (other than a promotion to a higher level office) will constitute Good Reason. In addition, if an executive reports directly to the Northrop Grumman Chief Executive Officer immediately prior to the start of the Protected Period, Good Reason will be deemed to exist if the executive’s reporting relationship is changed such that the executive does not report to one of the following: the Chairman of the Northrop Grumman Board of Directors, or the Northrop Grumman Chief Executive Officer, President, or Chief Operating Officer.

Severance benefits generally consist of: (1) an amount equal to three times the executive’s highest annualized base salary earned with respect to the three full fiscal years prior to the date of the termination of the executive’s employment; (2) an amount equal to three times the greater of (a) the average of the executive’s bonus earned with respect to the three full fiscal years prior to the date of the termination of the executive’s employment or (b) the executive’s target annual bonus established for the bonus plan year during which the executive’s termination occurs; (3) an amount equal to the executive’s unpaid base salary and accrued vacation pay through the effective date of termination, together with a pro rata portion of the executive’s target bonus for the bonus plan year during which termination occurs; (4) continuation for 36 months following the effective date of termination of all benefits pursuant to all welfare benefit plans under which the executive or his family is eligible to receive benefits as of the effective date of the Change in Control, and further continuation of medical benefits for the lives of the executive and his spouse; (5) a lump sum cash payment representing the present value of the executive’s benefits accrued under Northrop Grumman’s qualified defined benefit pension plan and supplemental retirement plans (calculated as though the executive’s employment had continued for three years) offset by the actuarial present value equivalent of the benefits payable to the executive from Northrop Grumman’s qualified defined benefit pension plan accrued through the effective date of termination; and (6) a lump sum cash payment equal to the entire balance of the executive’s deferred compensation, if any, together with any interest thereon. Executives had the ability to elect, on or before March 1, 2000, an override of the benefit described in clause (5). If an executive elected an override, his supplemental retirement plan benefits will be paid in accordance with the provisions of those plans rather than an automatic lump sum payment.

The March 2000 Special Agreements also provide that if, following a Change in Control, excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) apply to payments made under the March 2000 Special Agreements or other plans or agreements, the executive will be entitled to receive an additional payment (net of income, Medicare and excise taxes) to compensate the executive for any excise tax imposed.

Northrop Grumman Estate Enhancement Program (the “Estate Program”)

The Estate Program at present provides Mr. Kresa with the ability to elect, as an investment alternative under the Northrop Grumman Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”) to have all or a portion of his deferral account balance converted to the Estate Program.

The amount and type of coverage under the life insurance policy is specified in an individual agreement with Mr. Kresa. Northrop Grumman retains a collateral assignment of the cash value of the policy. Upon the death of Mr. Kresa and his wife, Northrop Grumman will receive the greater of the cash accumulation value of the policy or the premiums paid for the policy, and Mr. and Mrs. Kresa’s beneficiaries will receive the remaining amount. Alternatively, certain persons designated by Mr. Kresa may elect to transfer ownership of the policy to Northrop Grumman, in which case death benefits to the beneficiaries will be paid out of the corporation’s general funds.

In the event of a Change in Control (as defined in the Estate Program), the Estate Program becomes irrevocable, and the Company must transfer the ownership of Mr. Kresa’s policy to an irrevocable trust. Northrop Grumman or its successor will continue to be responsible for any obligations under the Estate Program not paid by the trust or for obligations that the trust’s assets are insufficient to cover.

As of January 1, 2002, Mr. Kresa was the only participant in the Estate Program. Under Mr. Kresa’s agreement, a $10 million policy issued by the Travelers Life and Annuity Company covers Mr. Kresa and his wife, Joyce A. Kresa. Northrop Grumman paid $2.175 million in premiums attributable to the investment of Mr. Kresa’s deferral amounts under the Executive Deferred Compensation Plan. Upon the death of the last surviving of Mr. and Mrs. Kresa, any amounts received by Northrop Grumman under the policy that are in excess of 200% of the premiums paid by Northrop Grumman will be remitted to Mr. and Mrs. Kresa’s beneficiaries together with the balance of Mr. Kresa’s deferred compensation plan.

Employment Agreement

The Company has a three year employment agreement with Dr. Ronald D. Sugar in his capacity of President and Chief Operating Officer of Northrop Grumman. He also serves as a member of the Company’s Board of Directors. The employment agreement is effective through September 19, 2004 and supersedes and terminates all of Dr. Sugar’s prior employment agreements including but not limited to his Change of Control Employment Agreement and letter agreements dated June 21, 2000 and December 21, 2000. It also supercedes a letter agreement the Company entered into with Dr. Sugar on December 21, 2000, as amended on January 31, 2001, under which:

•	Northrop Grumman assumed the obligations under Dr. Sugar’s employment and change of control agreements with Litton Industries, Inc., and

•
Dr. Sugar was elected Corporate Vice President of Northrop Grumman, President and Chief Executive Officer of Northrop Grumman’s Litton subsidiary and as a member of the Board of Directors of Northrop Grumman on April 3, 2001.

Under the letter agreement, in April 2001 the Company paid Dr. Sugar a special cash bonus of $857,963, accelerated vesting of Dr. Sugar’s Litton stock options and restricted stock and paid Dr. Sugar $17,627,811 in respect of the cancellation of these awards.

Dr. Sugar also had a loan of $600,000 at an interest rate of 4% under Litton’s Incentive Loan Program. Dr. Sugar repaid the loan in full in 2001.

Under his current employment agreement with the Company, Dr. Sugar receives an annual base salary of $750,000 per year, subject to periodic increases in accordance with the Company’s normal salary review process and participates in the Company’s incentive compensation plan with his target bonus being 70%. He also received a one time pro-rata bonus of $358,836 for the period between April 3, 2001 to September 19, 2001. The Company awarded Dr. Sugar 50,000 non-qualified stock options, 20,000 RPSRs and 66,480 RSRs. The grant for 66,480 RSRs vest in thirds on September 18, 2002, 2003 and 2004, unless sooner vested in full upon Dr. Sugar’s death, disability, termination for Good Reason or without Cause. These awards are generally subject to the Company’s 2001 Plan. Prior to December 31, 2001, Dr. Sugar was covered under his Litton pension plans and various Litton welfare plans. Effective January 1, 2002, Dr. Sugar became a participant in the Northrop Grumman welfare plans, commenced participation in the Northrop Grumman pension plans, in which elected officers who are direct reports to the CEO participate, and was credited with five years of vesting service (but not benefit service) under certain of these pension plans. Dr. Sugar is also eligible to participate in the special officer retiree medical program which provides lifetime medical benefits to retired officers and spouses subject to a five year service requirement. In addition, as of January 1, 2002, Dr. Sugar became eligible for the perquisites provided to the Company’s elected officers who report directly to the Company’s CEO.

If the employment agreement is terminated by the Company without “Cause” (as defined below) or by Dr. Sugar for “Good Reason” (as defined below), or because of death or disability (inability to render services for 180 days during any 365 day period), Dr. Sugar or his estate will be entitled to receive, within 30 days after he signs a release, or within 30 days of death, accrued obligations (as defined below) and special severance benefits (as defined below).

Accrued obligations consist of any unpaid base salary through the date of termination and any accrued vacation, any unpaid bonus for services rendered during the calendar year prior to the calendar year in which the termination occurs, reimbursement for any outstanding expenses incurred through the date of termination, and all other payments, benefits or fringe benefits to which Dr. Sugar may be entitled in accordance with the terms of any applicable compensation or benefits arrangement. Special severance benefits consist of (i) an amount equal to one times Dr. Sugar’s current annual base salary, (ii) an amount equal to the greatest of (a) Dr. Sugar’s target bonus percentage under the incentive compensation plan multiplied by his then current annual base salary,

(b) Dr. Sugar’s last bonus under the incentive compensation plan, or (c) $775,000, (iii) a pro rata portion of Dr. Sugar’s target bonus under the incentive compensation plan for the calendar year in which the termination occurs, (iv) three years of continued coverage for Dr. Sugar and his eligible dependents under the Company’s medical, dental, vision and life insurance plans applicable to Dr. Sugar at the time of his termination on the same terms and conditions that apply to other elected officers, and (v) certain other executive perquisites, including outplacement benefits. In addition, if Dr. Sugar is entitled to payments that constitute “parachute payments” under Section 280G of the Code and excise taxes under Section 4999 of the Code apply, the Company will make an additional payment to compensate Dr. Sugar for any excise tax imposed.

If Dr. Sugar is terminated for “Cause,” or if he terminates his employment without “Good Reason,” he will be entitled to receive only accrued obligations. “Cause” is defined as the occurrence of:

•
Willful misconduct by Dr. Sugar with regard to the Company that is significantly injurious to the Company, provided, however, that no act or failure to act on Dr. Sugar’s part shall be considered “willful” unless done, or omitted to be done, by Dr. Sugar not in good faith and without reasonable belief that his action or omission was in the Company’s best interest; or

•	Conviction of Dr. Sugar of, or the pleading by Dr. Sugar of nolo contendere to, any felony, other than traffic related offenses or as a result of vicarious liability.

“Good Reason” means the occurrence of any one or more of the following (without Dr. Sugar’s express written consent):

•	Failure to elect Dr. Sugar as CEO on or before March 1, 2003;

•	Election of a person other than Kent Kresa or Dr. Sugar as the Company’s CEO (only applicable until April 30, 2003);

•
Election of an employee other than Kent Kresa or Dr. Sugar as the Company’s Chairman of the Board (the election of a non-employee to be Chairman is not “Good Reason”) (only applicable until April 30, 2003);

•
Any reduction or diminution in Dr. Sugar’s then titles or positions (including as a Director), a material reduction in the nature or status of Dr. Sugar’s then authorities, duties, and/or responsibilities (viewed in the aggregate), other than an insubstantial and inadvertent act that is remedied promptly after notice provided that Good Reason will be deemed to exist if Dr. Sugar no longer reports to the Company’s CEO;

•	Reduction of Dr. Sugar’s base salary;

•	The Company’s material failure to comply with the employment agreement, other than isolated and inadvertent failures not occurring in bad faith and promptly remedied after notice; and

•	The Company’s failure to obtain a satisfactory agreement from any successor to Northrop Grumman to assume its obligations under the employment agreement.

Dr. Sugar’s employment agreement also contains provisions relating to confidentiality, nondisclosure and assignment of inventions to the Company. For one year following Dr. Sugar’s termination, he will be prohibited from soliciting employees or making public statements that may be critical or disparaging of the Company or its products, services, officers, directors or employees. Likewise, for one year following Dr. Sugar’s termination, the Company will not issue or communicate any critical or disparaging public statements regarding Dr. Sugar.

Dr. Sugar is also a party to a March 2000 Special Agreement discussed previously under “Change in Control Arrangements.”

TERMINATION OF EMPLOYMENT AND CONSULTING ARRANGEMENT

In December 2001, the Company entered into an agreement with Mr. Ralph D. Crosby, Jr., in his capacity as a Corporate Vice President and President of the Company’s Integrated Systems Sector. Mr. Crosby had indicated his desire to resign, and the purpose of the agreement was to offer a retention incentive to retain Mr. Crosby’s services through January 11, 2002 in order to permit a smooth transition and to offer him severance benefits and compensation in recognition of his contribution to the Company.

Under this agreement, Mr. Crosby received a retention incentive of $825,000 for continuing his employment through December 11, 2001. In addition, for continuing his employment until January 11, 2002, Mr. Crosby received (1) a cash severance payment of $505,000, representing one year’s base salary; (2) an early retirement subsidy differential of $2,400,000; (3) accelerated vesting of 2,000 RSRs, 18,750 stock options (half at a $88.125 strike price and half at a $99.141 strike price), and an aggregate of 9,000 RPSRs; (4) a cash payment of $250,000 (net of tax withholding) for relocation expenses; (5) a lump sum equivalent of one year of his car allowance and one year of his financial planning/tax preparation benefit; (6) a payment of $50,000 to cover the cost of outplacement services. Because he remained employed through December 31, 2001, Mr. Crosby received a bonus of $760,000 under the Northrop Grumman Incentive Compensation Plan for his performance during 2001.

The agreement, among other things, also contains mutual nondisparagement provisions and indemnification by the Company of Mr. Crosby for any claims resulting from Mr. Crosby’s good faith performance of his duties and obligations with the Company (in addition to Mr. Crosby’s rights under his August 5, 1994 Indemnification Agreement with the Company.) Mr. Crosby also agreed to cooperate with the Company in connection with serving as a witness or providing information as to matters connected with his prior employment with the Company until January 11, 2004. In consideration of the severance benefits provided in his employment agreement, Mr. Crosby released the Company from all claims he may have had against it relating to his employment with the Company.

On January 12, 2002, Mr. Crosby began to serve the Company as a consultant under a consulting agreement effective through January 11, 2003. Under his consulting agreement, Mr. Crosby advises the Company on issues relating to matters he was involved with while an employee of the Company, as well as issues relating to business development, new business proposals and business opportunity evaluations, as requested by the Company. The consulting agreement can be terminated by either party upon 30 days notice, except that the Company can terminate it immediately if Mr. Crosby violates any term of the agreement or enters into bankruptcy.

Mr. Crosby receives compensation at a rate of $1000 per day for each day of service performed and is reimbursed for all pre-approved business expenses incurred by him in connection with these services. The maximum the Company is required to pay Mr. Crosby during the term of the consulting agreement for consulting fees and expenses is $30,000.

Mr. Crosby’s consulting agreement, among other items, also contains provisions relating to confidentiality, nondisclosure, and assignment of inventions to the Company. During the term of his consulting agreement and for twelve months after its termination, Mr. Crosby is prohibited from representing, marketing or selling products that compete with the Company’s products and services. In addition, during and after the expiration of his consulting agreement, Mr. Crosby will cooperate with the Company on any matter involving the Company of which he may have knowledge, subject to further agreement on legally appropriate compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. The

SEC requires officers, directors and greater than ten percent beneficial owners to furnish the Company with copies of all Forms 3, 4 and 5 they file.

The Company believes that all its officers, directors and greater than ten percent beneficial owners complied with all their applicable filing requirements for 2001 transactions. This is based on the Company’s review of copies of Forms 3, 4 and 5 it has received and written representations from certain reporting persons that they were not required to file a Form 5.

PROPOSAL TWO: APPOINTMENT OF INDEPENDENT AUDITORS

Fees Billed By the Independent Auditors

Aggregate fees billed to the Company for the fiscal year ended December 31, 2001 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), which includes Deloitte Consulting:

Audit Fees	$5,269,000

Financial Information Systems Design and Implementation Fees	$0

All Other Fees	$14,542,000	(a)
Audit Related Fees	$2,357,000	(b)
Tax Related Fees	$2,430,000
Consulting Related Fees	$9,755,000	(c)

(a)	Prior to engagement, the Audit Committee considered whether the provision of these services is compatible with maintaining the principal accounting firm’s independence.

(b)	Audit Related Fees include fees for consents and comfort letters, audits of the Company’s employee benefit plans, and audits required by foreign statute.

(c)
Consulting Related Fees principally include $9,685,000 of fees for services provided by Deloitte Consulting. Deloitte & Touche has recently announced its intent to separate Deloitte Consulting from the firm.

The Audit Committee recommended, and the Board of Directors proposes and recommends that the stockholders ratify the Board’s appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2002. Deloitte & Touche LLP served the Company as its independent auditors for 2001. Should the stockholders fail to ratify the appointment of Deloitte & Touche LLP, the Board of Directors will consider this an indication to select other auditors for the following year. A representative from Deloitte & Touche LLP will attend the Annual Meeting, may make a statement, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the shares of Common Stock voting at the annual meeting (with each share entitled to one vote) is required for approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ABOVE PROPOSAL.

PROPOSAL THREE: APPROVAL OF 2002 INCENTIVE COMPENSATION PLAN OF
NORTHROP GRUMMAN CORPORATION

Stockholders are being asked to approve the Company’s 2002 Incentive Compensation Plan. Stockholder approval of the material terms of the 2002 Incentive Compensation Plan is necessary to qualify payments under the 2002 Incentive Compensation Plan as “performance-based compensation” under Section 162(m) of the Internal Revenue Code and therefore be fully deductible by the Company as a business expense in the year of payment. The 1973 Incentive Compensation Plan will be terminated effective January 1, 2002 upon shareholder approval of the 2002 Incentive Compensation Plan. If stockholders do not approve the 2002 Incentive Compensation Plan, the Company will not make any awards under the plan. The full text of the 2002 Incentive Compensation Plan is attached to this Proxy Statement as Exhibit B.

Summary of the 2002 Incentive Compensation Plan

Plan Objective.    The 2002 Incentive Compensation Plan is intended to provide annual incentives that are “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

Eligibility.    The persons eligible to receive incentive compensation awards under this plan are the Company’s CEO and four other most highly compensated executive offices.

Administration.    The Compensation Committee administers the plan. Members of the Committee must qualify as “outside directors” under section 162(m). Subject to the terms of plan, the Compensation Committee has sole discretion to interpret the plan, review the performance of each participant and determine incentive compensation awards under the plan.

Appropriated Incentive Compensation.    Payments to participants under the plan will be limited by the Company’s “Economic Earnings,” defined as income from continuing operations before federal and foreign income taxes and the cumulative effect of accounting changes and extraordinary items, less pension income (or plus pension expense) plus amortization and impairment of goodwill and other purchases intangibles, plus restructuring or similar charges to the extent they are separately disclosed in the annual report. Use of any other criterion to compute the maximum amount payable under the plan will require ratification by stockholders if failure to obtain such approval would jeopardize the tax deductibility of future incentive payments.

The amount to be appropriated under the plan for incentive compensation will be computed by first calculating 2.5% of Economic Earnings for a year. This amount may then be reduced by the Compensation Committee to reflect its evaluation of the overall economic performance of the Company for the year. The reduced amount constitutes “Appropriated Incentive Compensation.”

Allocation of Appropriated Incentive Compensation.    The Compensation Committee has complete discretion to pay compensation awards in cash, Northrop Grumman Common Stock, or a combination of cash and stock. The maximum potential amount of Appropriated Incentive Compensation payable to any participant as incentive compensation for any single performance year shall not exceed 30% for the CEO and 17.5% for each of the other four most highly compensated executive officers. The Compensation Committee retains complete discretion to adjust these amounts downward based on such factors as it deems relevant.

Payment of Awards.    Once the Compensation Committee certifies that the performance criteria have been met, payments in cash or stock may be made in a lump sum with respect to an incentive compensation award for a performance year, or in installments, as the Compensation Committee may determine. In either event, the Compensation Committee may impose such conditions, including forfeitures and restrictions, as the Compensation Committee believes will best serve the interests of the Company and the purposes of the plan.

Amendment or Termination.    The Board of Directors of the Company may terminate or amend the plan at any time or discontinue further appropriations under the plan, except that stockholders must approve any amendment to the plan that would (1) increase the amount authorized for appropriation, (2) permit a member of the Compensation Committee to participate in the plan, or (3) modify the right of the Compensation Committee to make the appropriations or allocations stated in the plan.

New Plan Awards

Awards under the 2002 Incentive Compensation Plan are determined based on actual performance at the discretion of the Compensation Committee, so future actual awards (if any) cannot now be determined. If the plan had been in operation during 2001, the amount appropriated under the plan would have been $18.5 million, which could have then been reduced by the Compensation Committee after taking into account the overall performance of the Company in the attainment of predetermined financial and non-financial objectives selected by the Compensation Committee.

Vote Required

The affirmative vote of a majority of the shares of Common Stock voting at the Annual Meeting is required for approval of this proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. Executive officers of the Company, some of whom also serve on the Company’s Board of Directors, are eligible to receive awards under the 2002 Incentive Compensation Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ABOVE PROPOSAL.

PROPOSAL FOUR: APPROVAL OF NORTHROP GRUMMAN CORPORATION CERTIFICATE OF INCORPORATION AS AMENDED AND RESTATED

Stockholders are being asked to consider and approve a proposal to amend the Company’s Certificate of Incorporation to increase the number of shares of authorized Common Stock from 400,000,000 to 800,000,000. This amendment was unanimously approved by the Company’s Board of Directors.

The Board of Directors believes that it is in the best interest of Northrop Grumman and its shareholders to amend Article IV of the Certificate of Incorporation to increase the authorized capitalization of Northrop Grumman. Under the proposed amendment, the number of shares of Common Stock which Northrop Grumman is authorized to issue will be increased from 400,000,000 to 800,000,000 shares. At the close of business on March 21, 2002, there were 112,348,583 shares of Common Stock and 3,500,000 shares of Preferred Stock of Northrop Grumman outstanding. In addition, as of such date, 19,098,587 shares of Common Stock were subject to outstanding options and other rights to purchase or acquire. If this proposal is approved and effected, Northrop Grumman will have available 668,552,830 additional authorized but unissued and unreserved shares of Common Stock.

The Board of Directors of Northrop Grumman believes that it is prudent to have additional shares of Common Stock available for general corporate purposes including future public or private offerings, acquisitions of other businesses or properties, stock splits or stock dividends. Northrop Grumman has no current plans for the issuance of any shares of Common Stock, except under the Stock Plans and the potential acquisition of TRW Inc. As Northrop Grumman has a sufficient number of existing authorized and unissued shares of Common Stock for purposes of the Stock Plans and the potential TRW acquisition, approval of Proposal Four is not necessary to effect these uses.

Unless otherwise required by applicable law or regulation, all authorized but unissued and unreserved shares of Common Stock will be issuable, without any further authorization by the shareholders, on such terms and for such consideration as may be determined by the Board of Directors of Northrop Grumman. If applicable law or regulation does not require shareholder approval as a condition to the issuance of shares in any particular transaction, it is expected that such approval will not be sought.

The sale of a substantial number of shares of Common Stock to persons who have an understanding with Northrop Grumman concerning the voting of such shares, or the distribution or dividend of shares of Common Stock (or the right to receive Common Stock) to the shareholders of Northrop Grumman, may have the effect of discouraging unsolicited attempts to acquire control of Northrop Grumman. In addition, any issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock, and such additional shares could be used to dilute the stock ownership of a person seeking to obtain control of Northrop Grumman. Management and the Board of Directors have no knowledge of any effort by any person to obtain control of Northrop Grumman, and the Board of Directors has no present intention (i) of issuing any shares of Common Stock with the understanding that the purchasers would vote their shares in any particular way or (ii) of distributing shares or rights to Northrop Grumman’s shareholders.

Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. Stockholders who desire to maintain their interest may be able to do so through normal market purchases, however.

If the amendment is authorized, Section 1 of Article IV of the Company’s Certificate of Incorporation would be amended to read as follows:

FOURTH:  1.    The total number of shares of stock which the Corporation shall have authority to issue is Eight Hundred Ten Million (810,000,000), consisting of Eight Hundred Million (800,000,000) shares of Common Stock, par value One Dollar ($1.00) per share (the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, par value One Dollar ($1.00) per share (the “Preferred Stock”).

The Company’s Restated Certificate of Incorporation is set forth in its entirety in Exhibit C hereto.

This proposal has been unanimously approved by the Board of Directors.

Vote Required

The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ABOVE PROPOSAL.

PROPOSAL FIVE: STOCKHOLDER PROPOSAL
ON MILITARY ACTIVITIES IN SPACE

The proponent of a stockholder proposal has stated that the proponent intends to present a proposal at the Annual Meeting. The name, address and number of shares held by the proponent will be furnished by the Company upon request to the Corporate Secretary. The proposal and supporting statement, for which the Board of Directors accepts no responsibility, is set forth below. The Board of Directors opposes the proposal for the reasons stated after the proposal.

WHEREAS:

The United States military plans to develop technologies with the potential to wage war from space;

Vision for 2020 explicitly articulates such plans of the US Space Command which coordinates the use of Army, Navy and Air Force Space Forces;

This Report, “serves as a vector for the evolution of military space strategy into the 21st Century,” when “space power will . . . evolve into a separate and equal medium of warfare.” The Report also speaks of “dominating the space dimension of military operations to protect US interests and investment . . . integrating space forces into war fighting capabilities across the full spectrum of conflict.”

Former head of US Space Command, General Joseph Ashy said, “We’re going to fight from space and we’re going to fight into space.”

The 2001 Rumsfeld “space commission Report” urges the President to “have the option to deploy weapons in space;”

The US Space Command believes that “accelerating rates of technological development will be increasingly driven by the commercial sector, not the military.” Commercial space launches started to outnumber military ones in 1998;

The development of the US Space Command’s 1998 Long Range Plan was assisted by 75 commercial entities, including Northrop Grumman Corporation;

Some military analysts believe that US companies are likely to invest $500 billion in space by 2010; hence, the military will be called upon to defend American interests in space;

Senate Armed Forces Committee member, Charles Robb, believes that space weaponization is “a mistake of historic proportions” that would trigger an arms race in space;

In 2000, 163 nations supported the UN resolution, “Prevention of An Arms Race in Outer Space,” which reaffirmed the 1967 Outer Space Treaty, specifically its provision reserving space “for peaceful purposes.”

Therefore Be It Resolved:

Shareholders request the Board of Directors to provide a comprehensive report describing our company’s involvement in space-based weaponization and an assessment of the potential financial, legal and public relations liabilities involved. The report would be made available to shareholders on request by October 2002 (withholding proprietary information and prepared at reasonable cost).

SUPPORTING STATEMENT

The proponents of this resolution believe that outer space is the coming heritage of all and should be used for peaceful purposes and the well-being of all peoples. We oppose the weaponization of space and are concerned that present space related projects, such as the Space-Based Laser, will soon lead to weaponization projects. We believe that shareholders deserve company transparency with regard to our company’s involvement in research, development and promotion of weapons for space. Thus the request for this report, which could describe the following aspects:

•	Current value of outstanding contracts to develop components of the Space Command’s programs;

•
Amount of the company’s own money (versus government funding) spent in in-house research and development for the space command program, in comparison to non military contracts in this segment of its business;

•	The ethical and financial reasons for being involved in the space command Program.

We urge shareholder support for this resolution.

MANAGEMENT’S POSITION

Northrop Grumman’s long held strategic plans call for the development of products and services that address markets of particular importance and priority to our nation’s defense. Space-based products and services are an area of vital interest and opportunity for the Company, as the U.S. Government has established National Missile Defense as a strategic priority. The U.S. Government relies on Northrop Grumman, as a developer and provider of products and services essential to national defense, to continue to develop the technologies necessary to secure the nation’s defense in the future.

The Company believes that it is in the best interests of its shareholders and the nation to support our government’s efforts to develop space-based defense systems, and the Company will continue to devote resources to these activities. It is also the Company’s policy to keep its shareholders informed of material developments and activities undertaken by Northrop Grumman. We believe that our activities in this area are well described and documented under our current reporting practices guidelines.

We do not believe that the Company should be required to provide the additional special report requested in this resolution.

Vote Required

Approval of the proposal requires an affirmative vote of a majority of the votes cast on the proposal. Because the proposal is only a recommendation, its approval would not effectuate the change it references.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THE ABOVE PROPOSAL NUMBER FIVE.

PROPOSAL SIX:  STOCKHOLDER PROPOSAL

The proponent of a stockholder proposal has stated that the proponent intends to present a proposal at the Annual Meeting. The name, address and number of shares held by the proponent will be furnished by the Company upon request to the Corporate Secretary. The proposal and supporting statement for which the Board of Directors accepts no responsibility is set forth below. The Board of Directors opposes the proposal for the reasons stated after this proposal.

ALLOW SIMPLE-MAJORITY VOTE

This topic won 52% and 64% shareholder votes at two Northrop annual meetings.
Source: IRRC Corporate Governance Bulletin, May-July 2001 and April-June 1999.

Shareholders request the reinstatement of simple-majority vote. This includes removing Northrop requirements for greater than a majority shareholder vote to the fullest extent possible.

Why return to simple majority vote?

•
Under the existing Northrop rules, there could be a situation where 79% of Northrop shares vote yes to remove a director for cause and 1% vote no—and only 1% of shares could then overrule the overwhelming 79% majority.

•
Simple majority proposals like this proposal won more than 52% APPROVAL from shareholders at major companies in both 1999 and 2000. Source: IRRC Corporate Governance Bulletin, April-June 1999 and April-June 2000.

Also, require that any future proposal impacting majority shareholder vote be put to shareholder vote—as a separate proposal. Simple-majority vote was the rule at Northrop for decades.

Our directors have given substantially no reason for waiting 3 years on shareholder proposals that won impressive votes. Shareholder votes of 49%, 63% and 64% were reported in 1999.

If the board wishes to:

1)	Command the support of Northrop shareholders on this key management issue and

2)	Not merely be the champion of the status quo, then the board should act after 3-years.

Good management rules are arguably a tool to unlock shareholder value

A number of studies show that well-governed companies not only make more money than poorly governed companies, but Investors are likely to give them a higher stock market value, said Business Week, Sept. 15, 1997.

The Council of Institutional Investors www.cii.org expressed its concern to Northrop management in two separate letters regarding its failure to respond to these winning shareholder votes. Northrop is 83% owned by institutional investors.

Jerome McLaughlin, Rancho Palos Verdes, Calif., submitted this proposal topic for 1999 and 2001 shareholder vote according to public records. The proposal passed both times. Northrop could have been shareholder-friendly and not concealed the sponsor’s name.

We believe in the interest of shareholder value:

ALLOW SIMPLE-MAJORITY VOTE

This topic won 52% and 64% shareholder votes at two Northrop annual meetings.

Source: IRRC Corporate Governance Bulletin, May-July 2001 and April-June 1999.

YES ON 4

MANAGEMENT’S POSITION

The approval of a majority of the votes cast at a meeting, whether in person or by proxy, is required for most proposals submitted to a vote of the Company’s stockholders. Consistent with Delaware law and the Company’s Certificate of Incorporation, which has been approved by the stockholders of the Company, the vote of holders of at least 80% of the outstanding voting stock is required to authorize certain significant corporate actions.

These ‘super-majority’ provisions, contrary to the proponent’s assertions, do not preclude changes to corporate governance provisions. Super-majority provisions operate to ensure that fundamental changes within the Company may only be made when a broad consensus of stockholders agrees that such change is prudent. Also, contrary to the proponent’s assertions, the Board promptly focused its attention on this proposal immediately after the 1999 and 2001 Annual Meetings of Stockholders and concluded the provision continued to be in the best interests of the stockholders. In addition, the Board will again review this subject prior to the 2003 Annual Meeting.

Our super-majority provisions, like those contained in the governance documents of many public corporations, are intended to preserve and maximize the value of the Company for all stockholders and are designed to provide protection for all stockholders against self-interested actions by one or a few large stockholders. The provisions are not intended to, and do not, preclude unsolicited, non-abusive offers to acquire the Company at a fair price. They are designed, instead, to encourage any potential acquirer to negotiate directly with the Board. This is desirable because the Board is in the best position to evaluate the adequacy and fairness of proposed offers, to negotiate on behalf of all stockholders and to protect stockholders against abusive tactics during a takeover process.

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. However, because the proposal is a recommendation, its approval would not effectuate the changes contemplated by the proposal. Elimination of the super-majority voting requirements would require amendment of the Company’s Certificate of Incorporation, which requires approval by the Board and holders of at least 80% of the outstanding voting stock of the Company.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL NUMBER SIX.

MISCELLANEOUS

Voting on Other Matters

The Company received a letter from a stockholder indicating his intention to submit proposals from the floor at the Annual Meeting of Stockholders concerning directors who may have philanthropic links to the Company and whether the Company’s independent auditors perform services in addition to audit services. It is the Company’s position that the stockholder failed to meet the informational requirements of the Company’s advance notice bylaw. The Company’s Bylaws outline procedures, including minimum informational requirements, for stockholder nomination of directors and submission of other stockholder business to be brought before the Annual Meeting. If it is determined that the matters which the shareholder seeks to raise may be brought before the Annual Meeting of Stockholders, it is intended that the shares represented by proxies will be voted against such proposals.

Proposal of Stockholders

Any stockholder who intends to present a proposal at the annual meeting in the year 2003 must deliver the proposal to the Corporate Secretary at 1840 Century Park East, Los Angeles, California 90067:

•	Not later than December 6, 2002, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934

•
Not earlier than January 16, 2003 and not later than February 15, 2003, if the proposal is submitted pursuant to the Company’s Bylaws, in which case we are not required to include the proposal in our proxy materials.

A copy of the Company’s Bylaws is available on request to Corporate Secretary, Northrop Grumman Corporation, 1840 Century Park East, Los Angeles, California 90067.

Cost of Soliciting Proxies

The cost of soliciting proxies in the accompanying form will be paid by the Company. In addition to solicitation by mail, arrangements will, where appropriate, be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. The Company will, upon request, reimburse them for reasonable expenses incurred. The Company has retained D.F. King & Co, Inc. of New York at an estimated fee of $11,000 plus reasonable disbursements. Officers, directors and regular employees of the Company may request the return of proxies personally, by means of materials prepared for stockholders and employee-stockholders or by telephone or telegram to the extent deemed appropriate by the Board of Directors. No additional compensation will be paid to such individuals for this activity. The extent to which this solicitation will be necessary will depend upon how promptly proxies are received; therefore, stockholders are urged to return their proxies without delay.

Joh	n H. Mullan
Corporate Vice President and Secretary

April 5, 2002

NOTICE: THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K ON MARCH 22, 2002 STOCKHOLDERS OF RECORD ON MARCH 21, 2002 MAY OBTAIN A COPY OF THESE REPORTS WITHOUT CHARGE FROM THE CORPORATE SECRETARY, NORTHROP GRUMMAN CORPORATION, 1840 CENTURY PARK EAST, LOS ANGELES, CALIFORNIA 90067.

EXHIBIT A

NORTHROP GRUMMAN CORPORATION
AUDIT COMMITTEE CHARTER
AS AMENDED MAY 15, 2001

Purpose

The Audit Committee of the Board of Directors is organized to assist the Board in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to the shareholders and the Securities and Exchange Commission; the Company’s internal control structure; the Company’s internal and external audit processes; and any other matters relating to the Company’s accounting and financial reporting process.

Organization

The Audit Committee is comprised of at least three directors as determined by the Board of Directors, each of whom shall be Independent Outside Directors (as defined by the Corporation’s Bylaws).

Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee shall conduct its meetings with the following regularly invited guests: the Chairman of the Board, President and Chief Executive Officer, the Corporate Vice President and Chief Financial Officer, the Vice President and Controller, the Corporate Vice President and General Counsel, the Corporate Vice President and Secretary, the Vice President of Internal Audit, and the independent auditors.

A majority of the members of the Audit Committee shall constitute a quorum for any meeting. Any action of a majority of the members of the Audit Committee present at any meeting at which a quorum is present shall be an action of the Audit Committee.

Responsibilities

The responsibilities of the Audit Committee are to:

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.	Review and advise on the selection and removal of the Vice President of Internal Audit. Additionally, the Audit Committee will review and recommend changes to the Internal Audit Charter.

3.
Recommend to the Board of Directors for its action the appointment or discharge of the Corporation’s independent auditors, based upon the Committee’s judgment of the independence of the auditors (taking into account the fees charged both for audit and non-audit services) and the quality of its audit work. If the auditors must be replaced, the Committee shall recommend to the Board of Directors for its action the appointment of new auditors until the next annual meeting of stockholders.

4.	Review and approve each professional service, considered to be consulting services (other than audit and tax related services) to be provided by the Company’s independent audit firm.

5.	Review with the independent auditors and the internal auditors the scope and plan of their respective audits and the degree of coordination of those plans.

6.
Meet with the independent auditors at appropriate times to review, among other things, the results of the audit and any certification, report, or opinion which the auditors propose to render in connection with the Corporation’s financial statements. The review should cover key issues that the auditors considered during their work, leading to their expression of an opinion on the financial statements of the Company.

7.
Meet with the Corporation’s chief internal auditor at least once a year to review his comments concerning the adequacy of the Corporation’s system of internal controls and such other matters as the Committee may deem appropriate.

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8.
Meet with the independent auditors and internal auditors, without management present, to discuss any items of significance and to ensure that the independent auditors and internal auditors have unrestricted access to the Audit Committee.

9.
Review the Company’s annual report filed with the Securities and Exchange Commission (SEC) on SEC Form 10-K, including the Management’s Discussion and Analysis of Financial Condition and Results of Operations.

10.
Direct the auditors and the internal audit staff to inquire into and report to it with respect to any of the Corporation’s contracts, transactions or procedures, or the conduct of the Corporate Office, or any other unit, or any other matter having to do with the Corporation’s business and affairs. If authorized by the Board of Directors, the Committee may initiate special investigations in these regards.

11.	The Committee has such other duties as may be lawfully delegated to it from time to time by the Board of Directors.

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EXHIBIT B

THE 2002 INCENTIVE COMPENSATION PLAN

OF

NORTHROP GRUMMAN CORPORATION

SECTION I

PURPOSE

The purpose of this Plan is to promote the success of the Company and render its operations profitable to the maximum extent by providing for the Senior Executives of the Company incentives that continue to be dependent upon the overall successful performance of the Company. The Senior Executives, for this purpose, are only those elected corporate officers who participate in making the basic and strategic decisions which affect the corporate-wide performance of the Company, together with those Senior Executives who are in charge of significant operating subsidiaries. The Plan is designed to comply with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended.

SECTION II

DEFINITIONS

1.    COMPANY — Northrop Grumman Corporation and such of its subsidiaries as are consolidated in its consolidated financial statements.

2.    CODE — The Internal Revenue Code of 1986, as amended from time to time.

3.    COMMITTEE — The Compensation and Management Development Committee of the Board of Directors of the Company. It shall be composed of not less than three members of the Board of Directors, no one of whom shall be an officer or employee of the Company and it shall be constituted so as to permit this Plan to comply with the “outside director” requirement of Code section 162(m).

4.    INCENTIVE COMPENSATION — Awards payable under this Plan.

5.    PERFORMANCE CRITERIA — Economic Earnings, and for purposes of this Plan, “Economic Earnings” shall mean income from continuing operations before federal and foreign income taxes and the cumulative effect of accounting changes and extraordinary items, less pension income (or plus pension expense) plus amortization and impairment of goodwill and other purchased intangibles, plus restructuring or similar charges to the extent they are separately disclosed in the annual report.

6.    PERFORMANCE YEAR — The Year with respect to which an award of Incentive Compensation is calculated and paid.

7.    PLAN — This Incentive Compensation Plan.

8.    SECTION 162(m) OFFICER — A Participant who is a “covered employee” as defined in Section 162(m) of the Code with respect to an award of Incentive Compensation under the Plan for a Performance Year.

9.    YEAR — The fiscal year of Northrop Grumman Corporation.

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SECTION III

PARTICIPATION

1.    The persons eligible to receive Incentive Compensation awards under this Plan are elected corporate officers of the rank of Vice President and above and the Presidents of those consolidated subsidiaries that the Committee determines to be significant in the overall corporate operations who are Section 162(m) Officers.

2.    A “Participant” is a person granted or eligible to receive an Incentive Compensation award under this Plan.

3.    Directors, as such, shall not participate in this Plan, but the fact that an elected corporate officer or subsidiary President is also a Director shall not prevent his participation.

4.    The death of a Participant shall not disqualify him for an Incentive Compensation award for the Performance Year in which he dies or the preceding Performance Year. In the case of a deceased Participant, the Incentive Compensation, if any, determined for him for the Performance Year by the Committee shall be paid to his spouse, children, or legal representatives as directed by the Committee.

SECTION IV

INCENTIVE COMPENSATION APPROPRIATIONS AND AWARDS

1.    The amount to be appropriated to the Plan with respect to a Performance Year shall equal two and one-half percent (2.5%) of the Performance Criteria for such Performance Year. The amount appropriated to the Plan for a Performance Year based on the Performance Criteria set forth in this Paragraph 1, SECTION IV shall be referred to as the “Tentative Appropriated Incentive Compensation” for such Performance Year.

2.    The amount of the Tentative Appropriated Incentive Compensation for a Performance Year may be reduced (but not increased) by the Committee, in its sole discretion, after taking into account an appraisal of the overall performance of the Company in the attainment of such predetermined financial and non-financial objectives as are selected by the Committee. The amount appropriated to the Plan for a Performance Year by the Committee under this Paragraph 2, SECTION IV shall be referred to herein as the “Appropriated Incentive Compensation” for such Performance Year. In no event shall Incentive Compensation payable to Participants for a Performance Year exceed the Appropriated Incentive Compensation under the Plan for such Performance Year. Any Tentative Appropriated Incentive Compensation for a Performance Year, which is not actually appropriated to the Plan for such Year, shall be forfeited.

3.    Incentive Compensation Awards to Section 162(m) Officer:

(a)  Notwithstanding any other provisions of this Plan, any Incentive Compensation award for a Performance Year under this Plan payable to a Section 162(m) Officer must satisfy the requirements of this Paragraph 3, SECTION IV. The purpose of this Paragraph 3 is to ensure compliance by the Plan with the requirements of Section 162(m) of the Code relating to performance-based compensation. Incentive Compensation awards to Section 162(m) Officers under this Plan are subject to:

(i)  Approval of this Plan and the criteria stated in Paragraph 3(b) of this SECTION IV by the shareholders of the Company;

(ii)  The maximum amount that may be awarded to any Section 162(m) Officer under the Plan for any Performance Year as stated in Paragraph 3(b) of this SECTION IV; and

(iii)  Approval by the Committee.

(b)  The maximum potential amount of Appropriated Incentive Compensation (as defined in Paragraph 2 of this SECTION IV) payable to any Participant as an Incentive Compensation award for any

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single Performance Year shall be limited to no more than thirty percent (30%) for the CEO and seventeen and one-half percent (17.5%) for each of the other four (4) Participants for such Performance Year.

(c)  The Performance Criteria established in Paragraph 5 of SECTION II on which Incentive Compensation awards under the Plan are based shall first apply in the Performance Year 2002, but such Performance Criteria and any Incentive Compensation awards based thereon shall be conditional upon a vote of the shareholders of the Company approving the Plan and the Performance Criteria and performance goals stated herein.

(d)  Prior to the payment of any Incentive Compensation awards for a Performance Year, the Committee shall make a determination and certification in writing as to whether the Section 162(m) Officers have meet the Performance Criteria, performance goals, and any other material terms of the Plan for each Performance Year. The Committee may, in its sole discretion, exercise negative discretion by reducing amounts of Incentive Compensation awards to all or any of the Section 162(m) Officers from the maximum potential awards payable by application of Paragraph 3(b) of this SECTION IV. No such reduction shall increase the amount of the maximum award payable to any other Section 162(m) Officer. The Committee shall determine the amount of any reduction in a Section 162(m) Officer’s Incentive Compensation award on the basis of such factors as it deems relevant, and it shall not be required to establish any allocation or weighting component with respect to the factors it considers. The Committee shall have no discretion to increase any Incentive Compensation award for a Performance Year above the amount determined by application of Paragraph 3(b) of this SECTION IV.

4.    After the end of a Performance Year, in determining each Participant’s Incentive Compensation award for such Year, the Committee may make a downward adjustment after considering such factors as it deems relevant, which shall include but not be limited to the following factors:

(a)  The evaluation of the Participant’s performance during that Performance Year in relation to the Participant’s predetermined objectives and the Participant’s contribution during such Year to the success or profit of the Company.

(b)  The classification of the Participant’s position, relative to the position of all Participants.

The Committee shall make the final determination of each Participant’s Incentive Compensation award for a Performance Year.

SECTION V

ADMINISTRATION OF THE PLAN

The Committee shall be responsible for the administration of the Plan. The Committee shall:

1.    Interpret the Plan, make any rules and regulations relating to the Plan, determine which consolidated subsidiaries are significant for the purpose of the first paragraph of SECTION III, and determine factual questions arising in connection with the Plan, after such investigation or hearing as the Committee may deem appropriate.

2.    As soon as practicable after the close of each Performance Year and prior to the payment of any Incentive Compensation for such Performance Year, review the performance of each Participant and determine the amount of each Participant’s individual Incentive Compensation award, if any, with respect to that Performance Year.

3.    Have sole discretion in determining Incentive Compensation awards under the Plan, except that in making awards the Committee may, in its discretion, request and consider the recommendations of the Chief Executive Officer of the Company and others whom it may designate.

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Any decisions made by the Committee under the provisions of this SECTION V shall be conclusive and binding on all parties concerned. Except as otherwise specifically provided in this Plan, the provisions of this Plan shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Incentive Compensation awards granted to Participants who are Section 162(m) Officers as “performance-based compensation” under Code Section 162(m) and regulations and other interpretations issued by the Internal Revenue Service thereunder.

SECTION VI

METHOD OF PAYMENT OF INCENTIVE COMPENSATION TO INDIVIDUALS

1.    The amount of Incentive Compensation award determined for each Participant with respect to a given Performance Year shall be paid in cash or in Common Stock of the Company (“Northrop Grumman Common Stock”) or partly in cash and partly in Northrop Grumman Common Stock, as the Committee may determine.

2.    Payments in cash may be made in a lump sum with respect to an Incentive Compensation award for a Performance Year, or in installments, as the Committee may determine. In either event, the Committee may impose such conditions, including forfeitures and restrictions as the Committee believes will best serve the interests of the Company and the purposes of the Plan.

3.    Payments in Northrop Grumman Common Stock may be made in full with respect to an Incentive Compensation award for a Performance Year, or in installments, as the Committee may determine. In either event, the Committee may impose such conditions, including forfeitures and restrictions, as the Committee believes will best serve the interests of the Company and the purposes of the Plan.

4.    In making awards of Northrop Grumman Common Stock, the Committee shall first determine all Incentive Compensation awards in terms of dollars. The total dollar amount of all Incentive Compensation awards for a particular Performance Year shall not exceed the Appropriated Incentive Compensation for that Performance Year under this Plan. In the case of Section 162(m) Officers, the total dollar amount of an Incentive Compensation award for a particular Performance Year shall be no greater than the maximum potential awards payable by application of Paragraph 3(b) of SECTION IV. After fixing the total amount of each Participant’s Incentive Compensation award in terms of dollars, then if some or all of the award is to be paid in Northrop Grumman Common Stock, the dollar amount of the Incentive Compensation award so to be paid shall be converted into shares of Northrop Grumman Common Stock by using the fair market value of such stock on the date of the award. “Fair market value” shall be the closing price of such stock on the New York Stock Exchange on the date of the award, or, if no sales of such stock occurred on that date, then on the last preceding date on which such sales occurred. No fractional share shall be issued.

5.    If an Incentive Compensation award is paid in Northrop Grumman Common Stock, the number of shares shall be appropriately adjusted for any stock splits, stock dividends, recapitalizations or other relevant changes in capitalization effective after the date of award and prior to the date as of which the Participant becomes the record owner of the shares received in payment of the award. All such adjustments thereafter shall accrue to the Participant as the record owner of the shares.

6.    Northrop Grumman Common Stock issued in payment of Incentive Compensation awards may, at the option of the Board of Directors, be either originally issued shares or treasury shares.

7.    Distribution of awards shall be governed by the terms and conditions applicable to such awards, as determined by the Committee or its delegate. An award, the payment of which is to be deferred pursuant to the terms of an employment agreement, shall be paid as provided by the terms of such agreement. Awards or portions thereof deferred pursuant to any other deferred compensation plan or deferral arrangement shall be paid

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as provided in such plan or arrangement. Any other awards the payment of which has been deferred, in whole or in part, shall be paid as determined by the Committee.

8.    The Company shall have the right to deduct from all payments under this Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

9.    No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

10.    The Committee shall have the exclusive right to interpret the provisions of this SECTION VI, to determine all questions arising under it or in connection with its administration, and to issue regulations and take actions implementing its provisions.

SECTION VII

AMENDMENT OR TERMINATION OF PLAN

The Board of Directors of the Company shall have the right to terminate or amend this Plan at any time and to discontinue further appropriations thereto, except that no amendment to the Plan shall be made without the approval of the Shareholders, which would (i) increase the amount authorized for appropriation pursuant to Section IV of this Plan, (ii) permit a member of the Committee to participate in the Plan, or (iii) modify the right of the Committee to make the appropriations or allocations set forth in this Plan.

SECTION VIII

EFFECTIVE DATE

This Plan shall be effective for Performance Years commencing with 2002. No appropriations will be made, and no Incentive Compensation shall be paid, under the Plan for Performance Years after 2001 if the Plan is not approved by the Shareholders.

SECTION IX

MISCELLANEOUS

1.    Participation in the Plan shall not constitute an agreement (1) of the Participant to remain in the employ of and to render his/her services to the Company, or (2) of the Company to continue to employ such Participant, and the Company may terminate the employment of a Participant at any time with or without cause.

2.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

3.    All costs of implementing and administering the Plan shall be borne by the Company.

4.    All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

5.    The Plan, and any agreements hereunder, shall be governed by and construed in accordance with the laws of the state of Delaware.

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EXHIBIT C

RESTATED CERTIFICATE OF INCORPORATION

OF

NORTHROP GRUMMAN CORPORATION

FIRST:    The name of the corporation is Northrop Grumman Corporation (the “Corporation”).

SECOND:    The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation’s registered agent in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801.

THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

FOURTH:    1.    The total number of shares of stock which the Corporation shall have authority to issue is Eight Hundred Ten Million (810,000,000), consisting of Eight Hundred Million (800,000,000) shares of Common Stock, par value One Dollar ($1.00) per share (the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, par value One Dollar ($1.00) per share (the “Preferred Stock”).

2.    Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by resolution of the Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware. The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any class or series subsequent to the issuance of shares of that class or series.

FIFTH:    In furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the bylaws of the Corporation (the “Bylaws”).

SIXTH:    Notwithstanding Article Fifth hereof, the Bylaws may be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all outstanding shares of Voting Stock (as defined in paragraph (f) of Section 3 of Article Fourteenth hereof), regardless of class and voting together as a single voting class and, where such action is proposed by an Interested Stockholder (as defined in paragraph (d) of Section 3 of Article Fourteenth hereof, or by any Affiliate or Associate (each as defined in paragraph (g) of Section 3 of Article Fourteenth hereof) of an Interested Stockholder, including the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single voting class, other than shares held by the Interested Stockholder which proposed (or the Affiliate or Associate of which proposed) such action, or any Affiliate or Associate of such Interested Stockholder, provided, however, that where such action is approved by a majority of the Continuing Directors (as defined in paragraph (a) of Section 3 of Article Fourteenth hereof), the affirmative vote of a majority of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single voting class shall be required for approval of such action.

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SEVENTH:    The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, the exact number of directors of the Corporation shall be determined from time to time by a Bylaw or amendment thereto.

EIGHTH:    The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient obtained by dividing the authorized number of directors by three. If a fraction is also contained in such quotient, then additional directors shall be apportioned as follows: if such fraction is one-third, the additional director shall be a member of Class I; and if such fraction is two-thirds, one of the additional directors shall be a member of Class I and the other shall be a member of Class II. Each director shall serve for a term ending on the date of the third Annual Meeting of Stockholders of the Corporation (the “Annual Meeting”) following the Annual Meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the date of the first Annual Meeting next following the end of the calendar year 1985, the directors first elected to Class II shall serve for a term ending on the date of the second Annual Meeting next following the end of the calendar year 1985 and the directors first elected to Class III shall serve for a term ending on the date of the third Annual Meeting next following the end of the calendar year 1985.

Notwithstanding the foregoing provisions of this Article Eighth: each director shall serve until his successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director, and additional directors, elected pursuant to Section 2 of Article Fourth hereof in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such class or series.

NINTH:    Except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified or until such director’s death, resignation or removal, whichever first occurs.

TENTH:    Except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all outstanding shares of Voting Stock entitled to vote in connection with the election of such director, regardless of class and voting together as a single voting class; provided, however, that where such removal is approved by a majority of the Continuing Directors, the affirmative vote of a majority of the voting power of all outstanding shares of Voting Stock entitled to vote in connection with the election of such director, regardless of class and voting together as a single voting class, shall be required for approval of such removal.

ELEVENTH:    Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting shareholder approval is approved by a majority of the Continuing Directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of Voting Stock having not less than the minimum voting power that would be necessary to authorize or take

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such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and this Certificate have been satisfied.

TWELFTH:    Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

THIRTEENTH:    Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

FOURTEENTH:    1.    Subject to the provisions of Section 2 of this Article Fourteenth, in addition to any vote required by law, a Business Combination (as defined in paragraph (b) of Section 3 of this Article Fourteenth) shall be approved by the affirmative vote of the holders of not less than:

(a)  eighty percent (80%) of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single voting class; and

(b)  a majority of the voting power of all outstanding shares of Voting Stock, other than shares held by any Interested Stockholder which is (or the Affiliate or Associate of which is) a party to such Business Combination or by any Affiliate or Associate of such Interested Stockholder, regardless of class and voting together as a single voting class.

The affirmative votes referred to in paragraphs (a) and (b) of this Section 1 shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or proportion may be specified, by law, or in any agreement between the Corporation and any national securities exchange or any other person, or otherwise.

2.    Notwithstanding the provisions of Section 1 of this Article Fourteenth, a Business Combination may be approved if all of the conditions specified in either of the following paragraphs (a) or (b) have been satisfied:

(a)  both of the following conditions specified in clauses (i) and (ii) of this paragraph (a) have been satisfied:

(i)  there are one or more Continuing Directors and a majority of such Continuing Directors shall have approved such Business Combination; and

(ii)  such Business Combination shall have been approved by the affirmative vote of the Corporation’s stockholders required by law, if any such vote is so required: or

(b)  all of the following conditions satisfied in clauses (i) through (vii) of this paragraph (b) have been satisfied:

(i)  such Business Combination shall have been approved by the affirmative vote of holders of a majority of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single voting class;

(ii)  the aggregate amount of (A) the cash and (B) the Fair Market Value (as defined in paragraph (i) of Section 3 of this Article Fourteenth), as of the date of the consummation of the Business Combination (the “Consummation Date”), of consideration other than cash received or to be received, per share, by holders of shares of Common Stock in such Business Combination, shall be at least equal to the higher of the following:

(I)  (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid or agreed to be paid by the Interested Stockholder which is (or the Affiliate or Associate of which is) a party to such Business Combination for any shares of Common Stock (x) within the two-year period immediately prior to and including the date of the

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final public announcement of the terms of the proposed Business Combination (the “Announcement Date”), or (y) in the transaction in which it became an interested Stockholder, whichever is higher; or

(II)  the Fair Market Value per share of Common Stock (x) on the Announcement Date, or (y) on the date on which the Interested Stockholder became an Interested Stockholder (the “Determination Date”), whichever is higher;

(iii)  the aggregate amount of (A) the cash and (B) the Fair Market Value, as of the Consummation Date, of consideration other than cash received or to be received, per share, by holders of shares of any class of outstanding Voting Stock other than Common Stock in such Business Combination, shall be at least equal to the highest of the following (it being intended that the requirements of this clause (iii) shall be required to be met with respect to every class of outstanding Voting Stock other than Common Stock, whether or not such Interested Stockholder (or such Affiliate or Associate) has previously acquired any shares of a particular class of Voting Stock):

(I)  (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid or agreed to be paid by the Interested Stockholder for any shares of such class of Voting Stock (x) within the two-year period immediately prior to the Announcement Date, or (y) in the transaction in which it became an Interested Stockholder, whichever is higher;

(II)  (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

(III)  the Fair Market Value per share of such class of Voting Stock (x) on the Announcement Date, or (y) on the Determination Date, whichever is higher;

(iv)  the consideration to be received by the holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid (or agreed to pay) for shares of such class of Voting Stock; if the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by such Interested Stockholder, and the price determined in accordance with clauses (ii) and (iii) of this paragraph (b) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event;

(v)  after such Interested Stockholder has become an Interested Stockholder, and prior to the consummation of such Business Combination, neither such Interested Stockholder nor any of its Affiliates or Associates shall have become the beneficial owner of any additional shares of Voting Stock, except (A) as part of the action which resulted in such Interested Stockholder becoming an Interested Stockholder, or (B) upon conversion of convertible securities acquired by it prior to such Interested Stockholder becoming an Interested Stockholder, upon exercise of warrants acquired by it prior to such Interested Stockholder becoming an Interested Stockholder, or as a result of a stock split or a pro rata stock dividend;

(vi)  after such Interested Stockholder has become an Interested Stockholder, neither such Interested Stockholder nor any of its Affiliates or Associates shall have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

(vii) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules

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and regulations thereunder (or any subsequent provisions replacing such Act, rules and/or regulations) shall be mailed to stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act, plea and/or regulations or such subsequent provisions).

3.    For the purposes of this Certificate of Incorporation, the following definitions shall apply:

(a)  “Continuing Director” means (i) any member of the Board of Directors who (A) is not an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder and (B) was a member of the Board of Directors prior to the time that an Interested Stockholder became an Interested Stockholder, and (ii) any person who is elected or nominated to succeed a Continuing Director, or to join the Board of Directors, by a majority of the Continuing Directors.

(b)  “Business Combination” means any one or more of the following transactions referred to in clauses (i) through (vi) of this paragraph (b):

(i)  any merger or consolidation of the Corporation or any Subsidiary (as defined in paragraph (h) of this Section 3) with or into (A) any Interested Stockholder or (B) any other corporation (whether or not itself an Interested Stockholder) which immediately before is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder;

(ii)  any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Stockholder, Affiliate and/or any Associate of any Interested Stockholder of any assets of the Corporation and/or any Subsidiary, where such assets have an aggregate Fair Market Value of Twenty-Five Million Dollars ($25,000,000) or more;

(iii)  the issuance or transfer by the Corporation and/or any Subsidiary (in one transaction or a series of related transactions) of any equity securities of the Corporation and/or any Subsidiary to a person which, immediately prior to such issuance or transfer, is an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, where such equity securities have an aggregate Fair Market Value of Ten Million Dollars ($10,000,000) or more;

(iv)  the adoption of any plan or proposal for the liquidation or dissolution of the Corporation;

(v)  any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder), which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or by any Affiliate and/or Associate of any Interested Stockholder; or

(vi)  any agreement, contract or other arrangement providing for any of the transactions described in clauses (i) through (v) of this paragraph (b).

(c)  A “person” means an individual, firm, partnership, trust, corporation or other entity.

(d)  “Interested Stockholder” means any person who or which, together with its Affiliates and Associates, as of the record date for the determination of stockholders entitled to notice of, and to vote on, any Business Combination, the removal of a director or the adoption of any proposed amendment, alteration, rescission or repeal of any provision of this Certificate of Incorporation or any Bylaw, or immediately prior to the Consummation Date:

(i)  is the beneficial owner (as defined in paragraph (e) of this Section 3), directly or indirectly, of ten percent (10%) or more of the voting power of (A) all outstanding shares of Voting Stock or (B) all outstanding shares of the capital stock of a Subsidiary having general voting power (“Subsidiary Stock”); or

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(ii)  is an assignee of or has otherwise succeeded to any share of Voting Stock or Subsidiary Stock which was, at any time within the two year period prior thereto, beneficially owned by any person who at such time was an Interested Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules and/or regulations);

provided, however, that the term “Interested Stockholder” shall not include (A) the Corporation or any Subsidiary or (B) any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.

(e)  A person is the “beneficial owner” of any shares of capital stock:

(i)  which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

(ii)  which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii)  which are beneficially owned, directly or indirectly, by any other person with which such first-mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation or a Subsidiary, as the case may be.

(f)  “Voting Stock” means the capital stock of the Corporation having general voting power. For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph (d) of this Section 3, the number of shares of Voting Stock or Subsidiary Stock, as the case may be, deemed to be outstanding shall include shares deemed owned by a beneficial owner through application of paragraph (e) of this Section 3, but shall not include any other shares of Voting Stock or Subsidiary Stock, as the case may be, which may be issuable to any other person pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise,

(g)  “Affiliate” and “Associate” have the respective meanings given to those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on January 1, 1985.

(h)  “Subsidiary” means any corporation of which a majority of any class of equity security (as defined in Rule 3a 11-l of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on January 1, 1985) is owned, directly or indirectly, by the Corporation.

(i)  “Fair Market Value” means (i) in the case of stock (A) the highest closing sale price during the 30-day period including and immediately preceding the date in the question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or (B) if such stock is not quoted on the Composite Tape, the highest closing sale price during such 30-day period on the New York Stock Exchange, or (C) if such stock is not listed on such Exchange, the highest closing sale price during such 30-day period on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or (D) if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use during such 30-day period, or (E) if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors (or if there are no Continuing Directors, then by a majority of the Board of Directors), and (ii) in the case of property other than cash or stock, the fair market

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value of such property on the date in question as determined in good faith by a majority of the Continuing Directors (or if there are no Continuing Directors, then by a majority of the Board of Directors).

(j)  In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash received or to be received” as used in clauses (ii) and (iii) of paragraph (b) of Section 2 of this Article Fourteenth shall include the shares of Common Stock and/or the shares of any other class of Voting Stock retained by the holder of such shares.

4.    A majority of the Continuing Directors shall have the power and duty to determine, for purposes of this Article Fourteenth, on the basis of information known to them: (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock or Subsidiary Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) whether a person has an agreement, arrangement or understanding with another person as to the matters referred to in clause (vi) of paragraph (b), or clause (ii) or (iii) of paragraph (e), of Section 3 of this Article Fourteenth, (e) whether any particular assets of the Corporation and/or any Subsidiary have an aggregate Fair Market Value of Twenty-Five Million Dollars ($25,000,000) or more, or (f) whether the consideration received for the issuance or transfer of securities by the Corporation and/or any Subsidiary has an aggregate Fair Market Value of Ten Million Dollars ($10,000,000) or more. In furtherance and not in limitation of the preceding powers and duties set forth in this Section 4, a majority of the Continuing Directors shall have the power and duty to interpret all of the terms and provisions of this Article Fourteenth.

5.    Nothing contained in this Article Fourteenth shall be construed to relieve any Interested Stockholder or any Affiliate or Associate thereof from any fiduciary obligation imposed by law.

6.    The fact that any action or transaction complies with the provisions of this Article Fourteenth shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors or any member thereof to approve such action or transaction or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such action or transaction.

FIFTEENTH:    To the maximum extent permissible under Section 262 of the General Corporation Law of the State of Delaware, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, notwithstanding any exception otherwise provided therein, with respect to any Business Combination involving the Corporation and any Interested Stockholder (or any Affiliate or Associate of any Interested Stockholder), which requires the affirmative vote specified in paragraph (a) of Section I of Article Fourteenth hereof.

SIXTEENTH:    The provisions set forth in this Article Sixteenth and in Articles Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Fourteenth and Fifteenth hereof may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, except by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all outstanding shares of Voting Stock regardless of class and voting together as a single voting class and, where such action is proposed by an Interested Stockholder or by any Associate or Affiliate of an Interested Stockholder, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single class, other than shares held by the Interested Stockholder which proposed (or the affiliate or Associate of which proposed) such action, or any Affiliate or Associate of such Interested Stockholder, provided, however, that where such action is approved by a majority of the Continuing Directors, the affirmative vote of a majority of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single voting class, shall be required for approval of such action.

SEVENTEENTH:    The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

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Notwithstanding the preceding sentence, the provisions set forth in Articles Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Fourteenth, Fifteenth and Sixteenth may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, unless such action is approved as specified in Article Sixteenth hereof.

EIGHTEENTH:    A director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives any improper personal benefit. If, after approval of this Article by the stockholders of the Corporation, the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Any repeal or modification of this Article by the stockholders of the Corporation as provided in Article Seventeen hereof shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

3.    The amendment and restatement of this Corporation’s Certificate of Incorporation has been approved by this Corporation’s Board of Directors and the stockholders and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Northrop Grumman Corporation has caused this certificate to be signed by Kent Kresa, Chairman and Chief Executive Officer, and attested by John H. Mullan, Corporate Vice President and Secretary, this 15th day of May 2002.

By:	KENT KRESA
Kent Kresa, Chairman and Chief Executive Officer

ATTEST

By:	JOHN H. MULLAN
John H. Mullan, Corporate Vice President and Secretary

8

DIRECTIONS TO
NORTHROP GRUMMAN CORPORATION
2002 ANNUAL MEETING
OF STOCKHOLDERS

Fairmont Miramar Hotel
101 Wilshire Boulevard
Santa Monica, California

Take Santa Monica Freeway (10) west to City of Santa Monica. Take Lincoln Boulevard exit and turn right (heading in a northwest direction).

Go approximately 3/4 of a mile to Wilshire Boulevard and turn left. Go seven blocks to Ocean Avenue and turn right. You will immediately see signs for valet parking on the right side of Ocean Avenue.

PROXY

PROXY/VOTING
INSTRUCTION

NORTHROP GRUMMAN CORPORATION

This Proxy/Voting Instruction is Solicited on Behalf of
The Board of Directors for the 2002 Annual Meeting of Stockholders

The undersigned hereby constitutes and appoints W. Burks Terry and John H. Mullan and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock, $1.00 par value, of Northrop Grumman Corporation (the “Company”), that the undersigned would be entitled to vote if personally present at the 2002 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 15, 2002 at 10:00 a.m. (Pacific Daylight Time) at the Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401, and at any and all adjournments or postponements thereof (the “Meeting”), as herein specified (or, if no direction is given, FOR the nominees named below) and in such proxyholder’s discretion upon any other matter that may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4, AND AGAINST PROPOSALS 5 AND 6.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

(Continued and to be signed on the other side)

SEE REVERSE SIDE

FOLD AND DETACH HERE

NORTHROP GRUMMAN CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
MAY 15, 2002
10:00 A.M.
Fairmont Miramar Hotel
101 Wilshire Boulevard
Santa Monica, California 90401

X
Please mark your
votes as indicated in this example.

5398

This proxy/voting instruction is solicited by the Board of Directors of the Company. This proxy will be voted as marked. If not otherwise marked, this proxy will be voted “for” Proposals 1, 2, 3 and 4 and “against” Proposals 5 and 6.

The Board of Directors recommends a vote “for” Proposals 1, 2, 3 and 4.

Proposal 1-Election of Class II directors to hold office for three years.

FOR	AGAINST

WITHHELD, for the following nominee(s) only (write name(s) below):

Directors:
01. Phillip Frost
02. Jay H. Nussbaum
03. John Brooks Slaughter

FOR	AGAINST	ABSTAIN

Proposal 2-Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor.

Proposal 3-Proposal to approve 2002 Incentive Compensation Plan.

Proposal 4-Proposal to amend Articles of Incorporation to increase number of authorized shares of Common Stock.

The Board of Directors recommends a vote “AGAINST” Proposals 5 and 6.

Proposal 5-Shareholder proposal regarding military activities in space.

Proposal 6-Shareholder proposal regarding super majority vote.

SIGNATURE (S)	DATE

NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

NORTHROP GRUMMAN CORPORATION
PROXY/VOTING INSTRUCTION CARD

Your vote is important. Please consider the issues discussed in the proxy statement and cast your vote by:

*	Accessing the World Wide Web site http://www.eproxyvote.com/noc to vote via the internet.

*
Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

*	Completing, dating, signing and mailing the proxy/instruction card in the U.S. postage paid envelope included with the proxy statement.

You can vote by phone or via the internet anytime on or before May 10, 2002. You will need the control number printed at the top of this instruction card to vote by phone or via the internet. If you do so, you do not need to mail in your proxy card. If you mail your proxy card, it must be received by May 14, 2002.

If shares are held on your behalf under any of the Company Savings Plans, the proxy serves to provide confidential instructions to the plan Trustee who then votes the shares. Instructions must be received by May 9, 2002 to be included in the tabulation for the Trustee’s vote. If no instructions are provided, the applicable Trustee will vote the respective plan shares according to the provisions of the applicable plan documents and or trust agreements.